EXECUTION VERSION

Dated 26 November 2010

CENTRAL NETWORKS EAST PLC

and

CENTRAL NETWORKS WEST PLC

and

DEUTSCHE TRUSTEE COMPANY LIMITED

TRUST DEED

relating to

CENTRAL NETWORKS EAST PLC

and

CENTRAL NETWORKS WEST PLC

£3,000,000,000

Euro Medium Term Note Programme

arranged by

BARCLAYS BANK PLC

Linklaters

Ref: L-183391

Linklaters LLP

i

The Second Schedule Payments of Interest	40
The Third Schedule	41
The Fourth Schedule Exercise of Noteholders’ Option	42
Schedule 1 Part C Form of NGN Temporary Global Note	43
Schedule	48
Schedule 1 Part D Form of NGN Permanent Global Note	49
Schedule	55
Schedule 1 Part E Form of Global Certificate	56
Schedule	60
Schedule 2 Part A Form of Bearer Note	61
Schedule 2 Part B Form of Certificate	64
Schedule 2 Part C Terms and Conditions of the Notes	68
Schedule 2 Part D Form of Coupon	100
Schedule 2 Part E Form of Talon	102
Schedule 2 Part F Form of Receipt	103
Schedule 3 Provisions for Meetings of Noteholders	104

ii

This Trust Deed is made on 26 November 2010 between:

(1)	CENTRAL NETWORKS EAST PLC and CENTRAL NETWORKS WEST PLC (each an “Issuer”and together the “Issuers”) and

(2)	DEUTSCHE TRUSTEE COMPANY LIMITED (the “Note Trustee”, which expression, where the context so admits, includes any other trustee or the trustees for the time being of this Trust Deed).

(A)	The Issuers propose to issue from time to time euro medium term notes in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted under this Trust Deed. Notes issued by each Issuer are obligations solely of that Issuer (the “Relevant Issuer”) and are without any recourse whatsoever to the other Issuer.
(B)	The Note Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: In this Trust Deed:

“Agency Agreement” means the agency agreement relating to the Programme dated 26 November 2010 between the Issuers, the Note Trustee, the Issuing and Paying Agent and the other agents mentioned in it;

“Agents” means the Issuing and Paying Agent, the Paying Agents, the Calculation Agent, the Registrar, the Transfer Agents or any of them;

“Bearer Note” means a Note that is in bearer form, and includes any replacement Bearer Note issued pursuant to the Conditions and any temporary Global Note or permanent Global Note;

“Calculation Agent” means, in relation to the Notes of any Series, the person named as such in the Conditions or any Successor Calculation Agent;

“Certificate” means a registered certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a Noteholder of his Registered Notes of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule 2;

“CGN” means a temporary Global Note in the form set out in Part A of Schedule 1 (Form of CGN Temporary Global Note) or a permanent Global Note in the form set out in Part B of Schedule 1 (Form of CGN Permanent Global Note);

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Common Safekeeper” means, in relation to a Series where the relevant Global Note is a NGN or the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Notes;

“Conditions” means in respect of the Notes of each Series the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 2 Part C (Terms and Conditions of the Notes) as modified, with respect to any Notes represented by a Global Certificate or a Global Note, by the provisions of such Global Certificate or Global

Note, shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Notes of that Series and shall be endorsed on the Definitive Notes subject to amendment and completion as referred to in the first paragraph of Schedule 2 Part C (Terms and Conditions of the Notes) and any reference to a particularly numbered Condition shall be construed accordingly;

“Contractual Currency” means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 11 (Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000), pounds sterling or such other currency as may be agreed between the Relevant Issuer and the Note Trustee from time to time;

“Coupons” means the bearer coupons relating to interest bearing Bearer Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions;

“Dealer Agreement” means the Dealer Agreement relating to the Programme dated 26 November 2010 between the Issuers, Barclays Bank plc and the other dealers and arrangers named in it;

“Definitive Note” means a Bearer Note in definitive form having, where appropriate, Coupons, Receipt(s) and/or a Talon attached on issue and, unless the context requires otherwise, means a Certificate (other than a Global Certificate) and includes any replacement Note or Certificate issued pursuant to the Conditions;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

“Event of Default” means an event described in Condition 11 (Events of Default) of the Conditions that, if so required by that Condition, has been certified by the Note Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders;

“Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Noteholders);

“Final Terms” means, in relation to a Tranche, the Final Terms issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule C (Form of Final Terms) to the Dealer Agreement;

“FSMA” means the Financial Services and Markets Act 2000;

“Global Certificate” means a Certificate substantially in the form set out in Schedule 1 Part E (Form of Global Certificate)representing Registered Notes of one or more Tranches of the same Series;

“Global Note” means a temporary Global Note and/or, as the context may require, a permanent Global Note, a CGN and/or a NGN, as the context may require;

“holder” in relation to a Note, Receipt, Coupon or Talon, and “Couponholder” and “Noteholder” have the meanings given to them in the Conditions;

“Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office;

“Liabilities” means in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, actions, proceedings, or other liabilities whatsoever including legal fees and Taxes and penalties incurred by that person (but, for the avoidance of doubt, in each case, excluding tax on net income, profits or gains), together with any irrecoverable VAT charged or chargeable in respect of any sums referred to in this definition;

“Market” means the Professional Securities Market of the London Stock Exchange;

“Moody’s” means Moody’s Investors Services Limited or any of its subsidiaries and their successors;

“NGN” or “New Global Note” means a temporary Global Note in the form set out in Part C of Schedule 1 (Form of NGN Temporary Global Note) or a permanent Global Note in the form set out in Part D of Schedule 1 (Form of Permanent Global Note);

“NSS” means the new safekeeping structure which applies to Registered Notes held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Registered Notes to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations;

“Non-eligible NGN” means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

“Notes” means the euro medium term notes to be issued by the issuers pursuant to the Dealer Agreement, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and, in respect of an Issuer shall only refer to the Notes issued by it

“outstanding” means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with this Trust Deed; (b) those that have been redeemed in accordance with the Conditions, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Note Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Notes and Covenant to pay) and in the manner provided in the Agency Agreement and remain available for payment against presentation and surrender of Notes, Certificates, Receipts and/or Coupons, as the case may be in accordance with the Conditions, (d) those that have become void or in respect of which claims have become prescribed, (e) those that have been purchased and cancelled as provided in the Conditions and notice of the cancellation of which has been given to the Note Trustee, (f) those mutilated or defaced Bearer Notes that have been surrendered or cancelled in exchange for replacement Bearer Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (g) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of Conditions 11 (Events of Default) and 12 (Meetings of Noteholders, Modification, Waiver and Substitution) and Schedule 3 (Provisions for Meetings of Noteholders), (3) the exercise of any discretion, power or authority that the

Note Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (where relevant) by the Note Trustee as to whether an Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the Relevant Issuer and not cancelled shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Note Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN;

“Paying Agents” means the persons (including the issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices;

“permanent Global Note” means a Global Note representing Bearer Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Part B (Form of CGN Permanent Global Note) or Part D (Form of NGN Permanent Global Note) of Schedule 1, as the case may be;

“Procedures Memorandum” means administrative procedures and guidelines relating to the settlement of issues of Notes as shall be agreed upon from time to time by the Issuers, the Note Trustee, the Permanent Dealers (as defined in the Dealer Agreement) and the Issuing and Paying Agent and which, at the date of this Trust Deed, are set out in Schedule A (Procedures Memorandum) to the Dealer Agreement;

“Programme Limit” means the maximum aggregate nominal amount of Notes that may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement;

“Put Event” has the meaning given to it in Condition 6 (Redemption, Purchase and Options)

“Put Option” has the meaning given to it in Condition 6 (Redemption, Purchase and Options)

“Receipts” means the receipts for the payment of instalments of principal in respect of Bearer Notes of which the principal is repayable in instalments or, as the context may require, a specific number of them and includes any replacement Receipts issued pursuant to the Conditions;

“Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions

“Register” means the register maintained by the Registrar at its specified office;

“Registered Note” means a Note in registered form;

“Registrar” means the person named as such in the Conditions or any Successor Registrar in each case at its specified office;

“S&P” means Standard & Poors Ratings Service, a division of the McGraw Hill Companies Inc. or any of its subsidiaries and their successors;

“Series” means a series of Notes comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number;

“specified office” means, in relation to a Paying Agent, the Registrar or a Transfer Agent the office identified with its name at the end of the Conditions or any other office approved by the Note Trustee and notified to Noteholders pursuant to Clause 9.10 (Change in Agents);

“Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by the issuers as such Agent with the written approval of, and on terms approved in writing by, the Note Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 9.10 (Change in Agents);

“Talons” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions;

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto;

“Tax” shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same, but excluding taxes on net income, profits or gains) imposed or levied by or on behalf of any Tax Authority in the jurisdiction of the Relevant Issuer and “Taxes” shall be construed accordingly;

“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function (including, without limitation, Her Majesty’s Revenue and Customs);

“temporary Global Note” means a Global Note representing Bearer Notes of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Schedule 1 Part A (Form of CGN Temporary Global Note) or Part C of Schedule 1 (Form of NGN Temporary Global Note), as the case may be;

“Tranche” means, in relation to a Series, those Notes of that Series that are issued on the same date at the same issue price and in respect of which the first payment of interest is identical;

“Transfer Agents” means the persons (including the Registrar) referred to as such in the Conditions or any Successor Transfer Agents in each case at their specified offices;

“trust corporation”means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees;

“VAT” means value added tax provided for in the VAT Legislation and any other tax of a similar fiscal nature whether imposed in the United Kingdom (instead of or in addition to value added tax) or elsewhere; and

“VAT Legislation” means the Value Added Tax Act 1994.

1.2	Construction of Certain References: References to:

1.2.1	the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Notes

1.2.2	costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof

1.2.3	an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto.

1.3	Headings: Headings shall be ignored in construing this Trust Deed.

1.4	Contracts: References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them.

1.5	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.6	Alternative Clearing System: References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuers, the Note Trustee and the Issuing and Paying Agent. In the case of NGNs or Global Certificates held under the NSS, such alternative clearing system must also be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

1.7	Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms

1.8	Final Terms: In the event of any inconsistency between the Trust Deed and the Final Terms, the Final Terms shall prevail.

2	Issue of Notes and Covenant to pay

2.1	Issue of Notes: Each Issuer may from time to time issue Notes in Tranches of one or more Series on a continuous basis with no minimum issue size in an aggregate nominal amount of up to the Programme Limit in accordance with the Dealer Agreement. Before issuing any Tranche, the Relevant issuer shall give written notice or procure that it is given to the Note Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by the Relevant Issuer of any Notes expressed to be constituted by this Trust Deed, such Notes shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit.

2.2

Separate Series: The Notes of each Series shall form a separate series of Notes and accordingly, unless the Note Trustee in its absolute discretion shall otherwise determine, the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Noteholders”, “Certificates”, “Receipts”, “Coupons”, “Couponholders” and “Talons”, together with all other terms that relate to Notes or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to sub-Clause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other. Each Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further Notes (whether in bearer or registered form) having terms and conditions the same as the Notes of any Tranche (or the same in all respects save for the Issue Date, Interest Commencement Date (as defined in the Conditions) and Issue Price (as defined in the Conditions)) and so that the same shall be consolidated and form a single Tranche with the outstanding Notes of a particular Tranche.

2.3	Covenant to Pay: Each Relevant Issuer covenants with the Note Trustee that it, in relation to itself only, shall on any date when any Notes become due to be redeemed, in whole or in part, or any principal of the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay to or to the order of the Note Trustee in the Contractual Currency, in the case of any Contractual Currency other than euro, in the principal financial centre for the Contractual Currency and in the case of euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Notes becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Note Trustee interest in respect of the nominal amount of the Notes outstanding as set out in the Conditions (subject to sub-Clause 2.6 (Rate of Interest After a Default)) provided that (1) subject to the provisions of Clause 2.5 (Payment after a Default) payment of any sum due in respect of the Notes or any of them made to the Issuing and Paying Agent, or as the case may be, the Registrar as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions and (2) a payment made after the due date or as a result of the Note becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Note Trustee and notice to that effect has been given to the Noteholders (if required under Clause 9.8 (Notice of Late Payment)),except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions; and (3) in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or Receipt (as the case may be) or (if so provided for in the Conditions) interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or Receiptholders (as the case may be) or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders or Receiptholders (as the case may be) provided that on further due presentation of the relevant Note or Receipt (as the case may be) or (if so provided for in the Conditions) the relevant Note Certificate such payment is in fact made. This covenant shall only have effect each time Notes are issued and outstanding, when the Note Trustee shall hold the benefit of this covenant and the covenant in Clause 8 (Covenant to comply with the Trust Deed) on trust for the Noteholders and Couponholders of the relevant Series.

2.4	Discharge: Subject to sub-Clause 2.5 (Payment after a Default), any payment to be made in respect of the Notes, Receipts or the Coupons by the Relevant Issuer or the Note Trustee may be made as provided in the Conditions and any payment so made shall (subject to sub-Clause 2.5 (Payment after a Default)) to that extent be a good discharge to the Relevant Issuer or the Note Trustee, as the case may be (including, in the case of Notes represented by a NGN whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg) except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions.

2.5	Payment after a Default: At any time after an Event of Default has occurred in relation to a particular Series the Note Trustee may:

2.5.1	by notice in writing to the Relevant Issuer, the Paying Agents and the other Agents, require the Paying Agents and the other Agents, or any of them until notified by the Note Trustee to the contrary, so far as permitted by applicable law:

(i)	to act thereafter until otherwise instructed by the Note Trustee as Agents of the Note Trustee under this Trust Deed and the Notes of such Series on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Note Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents and the Transfer Agents shall be limited to the amounts for the time being held by the Note Trustee in respect of such Series on the terms of this Trust Deed and available for that purpose) and thereafter to hold all Notes, Certificates, Receipts, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of Notes, Certificates, Receipts, Coupons and Talons of such Series on behalf of or to the order of the Note Trustee; and/or

(ii)	to deliver all Notes, Certificates, Receipts, Coupons and Talons of such Series and all moneys, documents and records held by them in respect of the Notes, Certificates, Receipts, Coupons and Talons of such Series to the Note Trustee or as the Note Trustee directs in such notice provided that, such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

2.5.2	by notice in writing to the Relevant Issuer require the Relevant Issuer to make all subsequent payments in respect of the Notes, Receipts, Coupons and Talons of such Series to or to the order of the Note Trustee and not to the Issuing and Paying Agent with effect from the Issue of any such notice to the Relevant Issuer; and from then until such notice is withdrawn, proviso (1) to Clause 2.3 (Covenant to Pay)above shall cease to have effect.

2.6	Rate of Interest After a Default: If the Notes bear interest at a floating or other variable rate and they become immediately due and repayable under the Conditions, the rate and/or amount of interest payable in respect of them shall continue to be calculated by the Calculation Agent at such interest as if they had not become due and repayable in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be published unless the Note Trustee otherwise requires. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Notes become so due and repayable.

3	Form of the Notes

3.1	Global Notes

3.1.1	The Notes of each Tranche will initially be represented by a single temporary Global Note or a single permanent Global Note, as indicated in the applicable Final Terms. Each temporary Global Note shall be exchangeable, upon request as described therein, for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a permanent Global Note in each case in accordance with the provisions of such temporary Global Note. Each permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or Common Safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Dealer Agreement or to another appropriate depositary in accordance with any other agreement between the Relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

3.1.2	Each temporary Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 Part A (Form of CGN Temporary Global Note) or Part C of Schedule 1 (Form of NGN Temporary Global Note), as the case may be and may be a facsimile. Each temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Relevant Issuer on behalf of the Relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the Common Safekeeper acting on the instructions of the Principal Paying Agent. Each temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Relevant Issuer and title thereto shall pass by delivery.

3.1.3	Each permanent Global Note shall be printed or typed in the form or substantially in the form set out in Schedule 1 Part B (Form of CGN Permanent Global Note) or Part D of Schedule 1 (Form of NGN Permanent Global Note), as the case may be and may be a facsimile. Each permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Relevant Issuer on behalf of the Relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Relevant Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the Common Safekeeper acting on the instructions of the Principal Paying Agent. Each permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Relevant Issuer and title thereto shall pass by delivery.

3.2	Global Certificates

3.2.1	The Registered Notes of each Tranche will initially be represented by a Global Certificate. Global Certificates shall be deposited with a common depositary for, and registered in the name of a nominee of such common depositary for, Euroclear and Clearstream, Luxembourg.

3.2.2	Each Global Certificate, and each interest represented by a Global Certificate, shall be exchangeable and transferable only in accordance with the provisions of such Global Certificate, the Dealer Agreement, the Agency Agreement and the rules and operating procedures for the time being of Euroclear and Clearstream, Luxembourg (as the case may be).

3.2.3	Each Global Certificate shall be printed or typed in the form or substantially in the form set out in Part E of Schedule 1 (Form of Global Certificate) and may be a facsimile. Each Global Certificate shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the Relevant Issuer on behalf of the Relevant Issuer and shall be authenticated manually by or on behalf of the Registrar. The Registrar shall also instruct the Common Safekeeper to effectuate the same. Each Global Certificate so executed, authenticated and effectuated shall be a binding and valid obligation of the Relevant Issuer.

3.3	The Definitive Notes:

The Definitive Notes, Receipts, Coupons and Talons shall be security printed and the Certificates shall be printed, in each case in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2. The Notes and Certificates (other than Global Certificates) shall be endorsed with the Conditions.

3.4	Signature: The Notes, Certificates, Receipts, Coupons and Talons shall be signed manually or in facsimile by a director of the Relevant Issuer, the Notes shall be authenticated by or on behalf of the Issuing and Paying Agent and the Certificates shall be authenticated by or on behalf of the Registrar. The Relevant Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a director even if at the time of issue of any Notes, Certificates, Receipts, Coupons or Talons he no longer holds that office. In the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS, the Issuing and Paying Agent or the Registrar shall also instruct the Common Safekeeper to effectuate the same. Notes, Certificates, Receipts, Coupons and Talons so executed and authenticated (and effectuated, if applicable) shall be or, in the case of Certificates, represent binding and valid obligations of the Relevant Issuer.

3.5	Entitlement to treat holder as owner: The Relevant Issuer, the Note Trustee and any Agent may deem and treat the holder of any Bearer Note or Certificate as the absolute owner of such Bearer Note or Certificate, free of any equity, set-off or counterclaim on the part of the Relevant Issuer against the original or any intermediate holder of such Bearer Note or Certificate (whether or not such Bearer Note or the Registered Note represented by such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Bearer Note or Certificate) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

4	Stamp Duties and Taxes

4.1	Stamp Duties: Each Relevant Issuer (in respect of itself only) shall pay any stamp, issue, documentary or other similar taxes and duties, including interest and penalties, payable in the United Kingdom and the country of each Contractual Currency in respect of the creation, issue and offering of the Notes, Certificates, Receipts, Coupons and Talons and the execution or delivery of this Trust Deed. Each Relevant Issuer (on a several (and not joint) basis) shall also pay to the Note Trustee, the Noteholders or the Couponholders (as applicable), an amount equal to any stamp, issue, documentary or other similar taxes paid by them in any jurisdiction in connection with any action taken by or on behalf of the Note Trustee or, as the case may be, the Noteholders or the Couponholders to enforce the Relevant issuer’s obligations under this Trust Deed or the Notes, Certificates, Receipts, Coupons or Talons.

4.2	Change of Taxing Jurisdiction: If an Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the Relevant Issuer shall (unless the Note Trustee otherwise agrees) give the Note Trustee an undertaking satisfactory to the Note Trustee in terms corresponding to the terms of Condition 9 (Taxation) with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the Relevant Issuer has become so subject. In such event this Trust Deed and the Notes, Certificates, Receipts, Coupons and Talons shall be read accordingly.

5	Application of moneys received by the Note Trustee

5.1	Declaration of Trust: All moneys received by the Note Trustee in respect of the Notes or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the Relevant Issuer, be held by the Note Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)):

5.1.1	first, in payment of all costs, charges, expenses and Liabilities incurred by the Note Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed;

5.1.2	secondly, in payment of any amounts owing in respect of the Notes, Receipts or Coupons pari passu and rateably (and where interest and principal is due and payable in respect of the Notes it shall be applied pari passu between each Series unless in respect of a specific Series only); and

5.1.3	thirdly, in payment of any balance to the Relevant Issuer for itself.

If the Note Trustee holds any moneys in respect of Notes, Receipts or Coupons that have become void or in respect of which claims have become prescribed, the Note Trustee shall hold them on these trusts.

5.2

Accumulation: If the amount of the moneys at any time available for payment in respect of the Notes under sub-Clause 5.1 (Declaration of Trust) is less than 10 per cent of the nominal amount of the Notes then outstanding, the Note Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments. The Note Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent of the nominal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in sub-Clause 5.1 (Declaration of Trust).

5.3	Investment: Moneys held by the Note Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Note Trustee may, in its absolute discretion, think fit. If that bank or institution is the Note Trustee or a subsidiary, holding or associated company of the Note Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Note Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting Liability, whether by depreciation in value, change in exchange rates or otherwise.

6	Enforcement and Put Event

6.1	Proceedings brought by the Note Trustee: At any time after the occurrence of an Event of Default which is continuing, and, in the case of paragraphs (ii) to (v), (vii) and (viii) of Condition 11 (Events of Default), where the Note Trustee has certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Note Trustee may at its discretion and without further notice take such proceedings as it may think fit against the Relevant Issuer to enforce the terms of the Trust Deed, the Notes, the Receipts and the Coupons.

6.2	Proof of default: Should the Note Trustee take legal proceedings against the Relevant Issuer to enforce any of the provisions of this Trust Deed:

6.2.1	proof therein that as regards any specified Note the Relevant Issuer has made default in paying any principal, premium or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Relevant Issuer has made the like default as regards all other Notes which are then due and repayable and

6.2.2	proof therein that as regards any specified Coupon the Relevant Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Relevant Issuer has made the like default as regards all other Coupons which are then due and payable.

6.3	Put Event: At any time upon the Note Trustee becoming aware that a Put Event has occurred, the Note Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice to the Noteholders in accordance with Condition 17 (Notices) specifying the nature of the Put Event and the procedure for exercising the Put Option.

7	Proceedings

7.1	Action taken by Note Trustee: The Note Trustee shall not be bound to take any such proceedings as are mentioned in Clause 6.1 (Proceedings brought by the Note Trustee) unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in nominal amount of the Notes of the relevant Series then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

7.2	Note Trustee only to enforce: Only the Note Trustee may enforce the provisions of this Trust Deed. No holder shall be entitled to proceed directly against the Relevant Issuer to enforce the performance of any of the provisions of this Trust Deed unless the Note Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure shall be continuing.

8	Covenant to comply with the Trust Deed

8.1	Covenant to comply with the Trust Deed: The Relevant issuer covenants with the Note Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes, the Receipts and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Relevant Issuer, the Noteholders, the Receiptholders, the Couponholders and all persons claiming through or under them respectively.

8.2	Note Trustee may enforce Conditions: The Note Trustee shall itself be entitled to enforce the obligations of the Relevant Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

9	Covenants

So long as any Note is outstanding, each Relevant Issuer severally (and not jointly) covenants with the Note Trustee that it shall:

9.1	Books of Account: at all times keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Relevant Issuer to be prepared and allow the Note Trustee and anyone appointed by it, access to its books of account at all reasonable times during normal business hours and to discuss the same with responsible officers of the Relevant Issuer;

9.2	Notice of Events of Default: notify the Note Trustee in writing immediately on becoming aware of the occurrence of any Event of Default and without waiting for the Note Trustee to take any further action;

9.3	Information: so far as permitted by applicable law, at all times give to the Note Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Note Trustee pursuant to Clause 9.5 (Certificate of director)) in each case for the performance of its functions hereunder;

9.4	Financial Statements etc.: send to the Note Trustee and the Issuing and Paying Agent at the time of their issue, and, in the case of annual financial statements in any event within 180 days of the end of each financial year, electronic copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to its members or creditors (or any class of them) or any holding company thereof generally in their capacity as such and procure that the same are made available for inspection by Noteholders, Receiptholders and Couponholders at the specified offices of the Paying Agents as soon as practicable thereafter;

9.5	Certificate of director: send to the Note Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 14 days of any request by the Note Trustee and in any event not later than 180 days after the end of its financial year a certificate signed by any one of its directors certifying that, having made all reasonable enquiries, to the best of the knowledge, information and belief as at a date not more than 5 days before the date of the certificate (the “Certification Date”) the Relevant Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certification Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Restructuring Event or (if such is not the case) specifying the same

9.6	Notices to Noteholders: send to the Note Trustee not less than three days prior to the date of publication, for the Note Trustee’s approval the form of each notice to be given to Noteholders in accordance with the conditions and not publish such notice without such approval and, once given, two copies of each such notice (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA)

9.7	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Note Trustee to give effect to this Trust Deed

9.8	Notice of Late Payment: forthwith give notice to the Noteholders of any unconditional payment to the Issuing and Paying Agent or the Note Trustee of any sum due in respect of the Notes, the Receipts or Coupons made after the due date for such payment

9.9	Listing and Trading: if the Notes are so listed and traded, use reasonable endeavours to maintain the listing and trading of the Notes on the Market but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing or trading is agreed by the Note Trustee to be unduly onerous and the Note Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, instead use reasonable endeavours to obtain and maintain a listing of the Notes on another stock exchange and the admission to trading of the Notes on another market (such market not being a market which is a regulated market for the purposes of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments), in each case approved in writing by the Note Trustee

9.10	Change in Agents: give at least 14 days’ prior notice to the Noteholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Note Trustee’s written approval

9.11	Provision of Legal Opinions: procure the delivery of legal opinions addressed to the Note Trustee dated the date of such delivery, in form and content acceptable to the Note Trustee:

9.11.1	from Linklaters LLP as to the laws of England on the date of any amendment to this Trust Deed;

9.11.2	from legal advisers, reasonably acceptable to the Note Trustee as to such law as may reasonably be requested by the Note Trustee, on the issue date for the Notes in the event of a proposed issue of Notes of such a nature and having such features as might lead the Note Trustee to conclude (acting reasonably (and only in circumstances where, in the reasonable opinion of the Note Trustee, a legal opinion has not previously been issued in respect of Notes having such features and/or a relevant material change in law has occurred)) that it would be prudent, having regard to such nature and features, to obtain such legal opinion(s) or in the event that the Note Trustee considers it prudent (acting reasonably) in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance affecting it, the Note Trustee, the Notes, the Certificates, the Receipts, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and

9.11.3	on each occasion on which a legal opinion is given to any Dealer in relation to any Notes pursuant to the Dealer Agreement from the legal adviser giving such opinion.

9.12	Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note, Receipt or Coupon give to the Note Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes, Receipts or Coupons accordingly;

9.13	Tax or optional redemption: if the Issuer gives notice to the Note Trustee that it intends to redeem the Notes pursuant to Conditions 6(c) (Redemption for Taxation Reasons), 6(d) (Redemption for Indexation Reasons) and 6(e) (Redemption at the Option of the Relevant Issuer) the Relevant Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee reasonably requires in order to satisfy itself of the matters referred to in such Condition;

9.14	Change of taxing jurisdiction: if the Relevant Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to Relevant Issuer’s taxing jurisdiction, immediately upon becoming aware thereof notify the Note Trustee of such event and (unless the Note Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Note Trustee an undertaking or covenant in form and manner satisfactory to the Note Trustee in terms corresponding to the terms of Condition 9 with the substitution for (or, as the case may be, the addition to) the references therein to Relevant Issuer’s taxing jurisdiction of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer shall have become subject as aforesaid, such trust deed also to modify Condition 9 so that such Condition shall make reference to that other or additional territory;

9.15	Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Note Trustee (with a copy to the Issuing and Paying Agent) a list of the Authorised Signatories of the Relevant Issuer, together with certified specimen signatures of the same;

9.16	Payments: pay moneys payable by it to the Note Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Note Trustee of the amount which would otherwise have been payable by it to the Note Trustee hereunder (save that, for the avoidance of doubt, this shall not apply to any payments of interest or principal in respect of the Notes, the Receipts or the Coupons, any additional amounts to be paid in respect of such sums to be instead determined in accordance with Condition 9 (Taxation));

9.17	Obligations of Agents: enforce its rights as against the Agents and the Registrar under the Agency Agreement and notify the Note Trustee immediately upon it becoming aware of any material breach or failure by an Agent in relation to the Notes, Receipts or Coupons; and

9.18	Notice of Put Event: Notify the Note Trustee in writing immediately on becoming aware of the occurrence of any Put Event.

10	Remuneration and indemnification of the Note Trustee

10.1	Normal Remuneration: So long as any Note is outstanding each Relevant Issuer shall pay the Note Trustee as remuneration for its services as Note Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note, Receipts or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made.

10.2	Extra Remuneration: If an Event of Default (or an event has occurred which has led the Note Trustee, acting reasonably, to take steps to determine whether an Event of Default has occurred) shall have occurred in relation to a Relevant Issuer, such Relevant Issuer hereby agrees that the Note Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time. In any other case, if the Note Trustee finds it expedient or necessary or is requested by such Relevant Issuer to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Note Trustee’s normal duties under this Trust Deed, such Relevant Issuer shall pay such additional remuneration as they may agree (and which may be calculated by reference to the Note Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this sub-Clause (or as to such sums referred to in sub-Clause 10.1 (Normal Remuneration)), as determined by a financial institution or person (acting as an expert) selected by the Note Trustee and approved by that Relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee shall be borne by such Relevant Issuer. The determination of such financial institution or person shall be conclusive and binding on the Relevant issuer, the Note Trustee, the Noteholders and the Couponholders.

10.3	Expenses: Each Relevant Issuer shall (on a several (and not joint) basis only) also on demand by the Note Trustee pay or discharge all costs, charges, Liabilities and expenses properly incurred by the Note Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Note Trustee in connection with any legal proceedings reasonably brought or contemplated by the Note Trustee against a Relevant Issuer to enforce any provision of this Trust Deed, the Notes, the Receipts, the Coupons or the Talons but excluding any tax on the Note Trustee’s net income, profits or gains. Such costs, charges, Liabilities and expenses shall:

10.3.1	in the case of payments made by the Note Trustee before such demand, carry interest from the date of the demand at the rate of 2 per cent per annum over the base rate of the Bank of England on the date on which the Note Trustee made such payments and

10.3.2	in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.4	Indemnity: Each Relevant issuer (on a several (and not joint) basis only) will on demand by the Note Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Note Trustee or any Agent/Delegate Liabilities). Each Relevant issuer (on a several (and not joint) basis only) will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. “Amounts or Claims” are losses, Liabilities, costs, fees, claims, actions, demands or expenses (in each case, other than tax on that person’s net income, profits or gains) and “Agent/Delegate Liabilities” are Amounts or Claims which the Note Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

10.5	Continuing Effect: Sub-Clauses 10.3 (Expenses) and 10.4 (indemnity) shall continue in full force and effect as regards the Note Trustee even if it no longer is Note Trustee.

11	Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000

11.1	Advice: The Note Trustee may, in relation to this Trust Deed, act on the opinion or advice of, or a certificate or any information obtained from, any expert and which advice or opinion may be provided on such terms as the Note Trustee in its sole discretion may consider to be consistent with prevailing market practice with regard to advice or opinions of that nature, and shall not be responsible to anyone for any loss occasioned by so acting whether such advice is obtained or addressed to the Relevant Issuer, the Note Trustee or any other person. Any such opinion, advice or information may be sent or obtained by letter or fax and the Note Trustee shall not be liable to anyone for acting in good faith on any opinion, advice, certificate or information purporting to be conveyed by such means even if it contains some error or is not authentic.

The Note Trustee may rely without liability to Noteholders and Couponholders on any report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to the Note Trustee and whether or not liability In relation thereto is limited by reference to a monetary cap, methodology or otherwise.

11.2	Note Trustee to Assume Performance: The Note Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if a Restructuring Event or an Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Note Trustee may assume that no such event has occurred and that the Relevant Issuer is performing all its obligations under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons.

11.3	Resolutions of Noteholders: The Note Trustee shall not be responsible for having acted on a resolution purporting to be a Written Resolution or to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or a direction of a specified percentage of Noteholders even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that the resolution was not valid or binding on the Noteholders, the Receiptholders or Couponholders.

11.4	Certificate Signed by director: If the Note Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any director of the Relevant Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Note Trustee need not call for further evidence and shall not be responsible for any Liability occasioned by acting on such a certificate.

11.5	Deposit of Documents: The Note Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Note Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.6	Discretion: The Note Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience that may result from their exercise or non-exercise.

11.7	Agents: Whenever it considers it expedient in the interests of the Noteholders, the Note Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Note Trustee (including the receipt and payment of money).

11.8	Delegation: Whenever it considers it expedient in the interests of the Noteholders, the Note Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

11.9	Nominees: In relation to any asset held by it under this Trust Deed, the Note Trustee may appoint any person to act as its nominee on any terms.

11.10	Forged Notes: The Note Trustee shall not be liable to the Relevant Issuer or any Noteholder, Receiptholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Certificate, Receipt, Coupon or Talon purporting to be such and later found to be forged or not authentic.

11.11	Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Note Trustee shall not be required to disclose to any Noteholder, Receiptholder or Couponholder any confidential financial or other information made available to the Note Trustee by the Relevant Issuer.

11.12	Determinations Conclusive: As between itself and the Noteholders, the Receiptholders and Couponholders, the Note Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Note Trustee, shall be conclusive and shall bind the Note Trustee, the Noteholders, the Receiptholders and the Couponholders.

11.13	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Note Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the Relevant Issuer, the Noteholders, the Receiptholders and the Couponholders.

11.14	Events of Default etc.: The Note Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Note Trustee shall be entitled to assume that no such Event of Default has happened and that the Relevant Issuer is observing and performing all the obligations on its part contained in the Notes, Receipts and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable. Without prejudice to the foregoing, the Note Trustee may determine whether or not an Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination shall be conclusive and binding on the Relevant Issuer, the Noteholders and the Couponholders.

11.15	Payment for and Delivery of Notes: The Note Trustee shall not be responsible for the receipt or application by the Relevant Issuer of the proceeds of the Issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

11.16	Notes Held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Note Trustee may assume without enquiry (other than requesting a certificate under Clause 9.5 (Certificate of director) that no Notes are for the time being held by or on behalf of the Relevant Issuer.

11.17	Legal Opinions: The Note Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

11.18	Programme Limit: The Note Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

11.19	Responsibility for agents etc.: The Note Trustee will not have any obligation to supervise any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”) or be responsible for any Liability incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

11.20

Reliance on certification of clearing system: the Note Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Note Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such certificate or other document purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic;

11.21	Noteholders as a class: whenever in this Trust Deed the Note Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as aclass and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

11.22	Note Trustee not responsible for investigations: the Note Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

11.23	No obligation to monitor: the Note Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

11.24	Entry on the Register: the Note Trustee shall not be liable to the Relevant issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

11.25	Interests of accountholders or participants: so long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Note Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof;

11.26	Note Trustee not Responsible: the Note Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Note Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

11.27	Freedom to Refrain: notwithstanding anything else herein contained, the Note Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

11.28	Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Note Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Note Trustee is or will be otherwise charged to, or is or will become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Note Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Note Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Note Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Note Trustee to tax from the funds held by the Note Trustee upon the trusts of this Trust Deed;

11.29	Error of judgment: the Note Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Note Trustee assigned by the Note Trustee to administer its corporate trust matters;

11.30	Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person; and

11.31	Expenditure by the Note Trustee: nothing contained in this Trust Deed shall require the Note Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

12	Note Trustee liable for negligence

12.1	Section 1 of the Trustee Act 2000 shall not apply to any function of the Note Trustee where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

12.2	Subject to Section 750 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Agency Agreement, the Note Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Paying Agency Agreement provided that if the Note Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability that would otherwise attach to it in respect of its own gross negligence, wilful default or fraud.

13	Waiver

13.1	Waiver: The Note Trustee may, without the consent or sanction of the Noteholders, Receiptholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach or proposed breach by the Relevant Issuer of this Trust Deed or the Conditions or the Notes, Receipts or Coupons or determine that an Event of Default shall not be treated as such for the purposes of this Trust Deed provided that the Note Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 11 (Events of Default). No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if the Note Trustee so requires the Relevant Issuer shall cause such waiver, authorisation or determination to be notified to the Noteholders as soon as practicable in accordance with the Conditions.

14	Note Trustee not precluded from entering into contracts

The Note Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Receipt, Coupon, Talon or other security (or any interest therein) of the Relevant Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Note Trustee were not acting as Note Trustee and need not account for any profit.

15	Modification and Substitution

15.1	Modification: The Note Trustee may agree without the consent of the Noteholders, the Receiptholders or Couponholders to any modification to this Trust Deed or the Notes which is, in its opinion, of a formal, minor or technical nature or to correct a manifest error. The Note Trustee may also so agree to any modification to this Trust Deed or the Notes that is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 (Provisions for Meetings of Noteholders). Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Note Trustee otherwise agrees, the Relevant Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

15.2	Substitution:

15.2.1	The Note Trustee may, without the consent of the Noteholders, the Receiptholders or Couponholders, agree to the substitution of the Relevant issuer’s successor in business (the “Substituted Obligor”) in place of the Relevant Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons provided that:

(i)	a deed is executed or undertaking given by the Substituted Obligor to the Note Trustee, in form and manner satisfactory to the Note Trustee, agreeing to be bound by this Trust Deed, the Notes, the Receipts, the Coupons and the Talons (with consequential amendments as the Note Trustee may deem appropriate, including any necessary change of the law governing the Notes, the Receipts, the Coupons, the Talons and/or the Trust Deed) as if the Substituted Obligor had been named in this Trust Deed, the Notes, the Certificates, the Receipts, the Coupons and the Talons as the principal debtor in place of the Relevant Issuer or any previous substitute under this sub-clause;

(ii)	the Note Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes, the Receipts and the Coupons in place of the Relevant Issuer (or such previous substitute as aforesaid) and (iii) such approvals and consents are at the time of substitution in full force and effect;

(iii)	without prejudice to the rights of reliance of the Note Trustee under sub-clause 15.2.2 the Note Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders;

(iv)	Moody’s and S&P have confirmed in writing to the Note Trustee that the substitution of the Substituted Obligor will not result in a downgrading of the then current credit rating of such rating agencies applicable to the class of debt represented by the Notes;

(v)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Relevant issuer is subject generally (the “Issuer’s Territory”),the Substituted Obligor shall (unless the Note Trustee otherwise agrees) give to the Note Trustee an undertaking satisfactory to the Note Trustee in terms corresponding to Condition 9 (Taxation) with the substitution for the references in that Condition to the Relevant Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed, the Notes, the Certificates, the Receipts, the Coupons and the Talons shall be read accordingly;

(vi)	if any two directors of the Substituted Obligor certify that it will be solvent immediately prior to such substitution, the Note Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Relevant issuer or any previous substitute under this sub-clause;

(vii)	the Relevant Issuer, and the Substituted Obligor comply with such other requirements as the Note Trustee may direct in the interests of the Noteholders, the Couponholders and the Receiptholders; and

(viii)	(unless the Relevant Issuer’s successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed, the Notes, the Receipts, and the Coupons are guaranteed by the Relevant Issuer to the Note Trustee’s satisfaction.

15.2.2	Release of Substituted Issuer: An agreement by the Note Trustee pursuant to this Clause 14.2 shall, if so expressed, release the Relevant Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed, the Notes, the Receipts, the Coupons and the Talons. Notice of the substitution shall be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements.

15.2.3	Completion of Substitution: On completion of the formalities set out in this Clause 14.2, the Substituted Obligor shall be deemed to be named in this Trust Deed, the Notes, the Certificates, the Receipts, the Coupons and the Talons as the principal debtor in place of the Relevant Issuer (or of any previous substitute) and this Trust Deed, the Notes, the Certificates, the Receipts, the Coupons and the Talons shall be deemed to be amended as necessary to give effect to the substitution.

16	Appointment, Retirement and Removal of the Note Trustee

16.1	Appointment: Subject as provided in Clause 16.2 (Retirement and Removal), each Relevant Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation shall at all times be a Note Trustee and may be the sole Note Trustee. Any appointment of a new Note Trustee shall be notified by the Relevant issuer to the Agents and to the Noteholders as soon as practicable.

16.2	Retirement and Removal: Any Note Trustee may retire at any time on giving at least three months’ written notice to the Issuers without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Note Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Note Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, each Issuer shall use all reasonable endeavours to procure that another trust corporation be appointed as Note Trustee but if it fails to do so within 30 days of the expiry of such three month notice period, the Note Trustee shall have the power to appoint a new Note Trustee.

16.3	Co-Note Trustees: The Note Trustee may, despite sub-Clause 16.1 (Appointment), by written notice to the Relevant Issuer (with a copy to Moody’s and S&P) appoint anyone to act as an additional Note Trustee jointly with the Note Trustee;

16.3.1	if the Note Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders and/or the Receiptholders; or

16.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

16.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Note Trustee may confer on any person so appointed such functions as it thinks fit. The Note Trustee may by written notice to each Relevant Issuer and that person remove that person. At the Note Trustee’s request, each Relevant Issuer shall forthwith do all things as may be required to perfect such appointment or removal and each Relevant Issuer irrevocably appoints the Note Trustee as its attorney in its name and on its behalf to do so.

16.4	Competence of a Majority of Note Trustees: If there are more than two Note Trustees the majority of them shall be competent to perform the Note Trustee’s functions provided the majority includes a trust corporation.

16.5	Merger: Any corporation into which the Note Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Note Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Note Trustee, shall be the successor of the Note Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties thereto.

17	Notes held in Clearing Systems and Couponholders

17.1	Notes Held in Clearing Systems: So long as any Global Note is, or any Notes represented by a Global Certificate are, held on behalf of a clearing system, in considering the interests of Noteholders, the Note Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note or the Registered Notes and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.

17.2	Couponholders: No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the Interests of the Noteholders, the Note Trustee shall assume that the holder of each Note is the holder of all Receipts, Coupons and Talons relating to it.

18	Currency Indemnity

18.1	Currency of Account and Payment: The Contractual Currency is the sole currency of account and payment for all sums payable by the Relevant Issuer under or in connection with this Trust Deed, the Notes, the Receipts and the Coupons, including damages.

18.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Relevant Issuer or otherwise), by the Note Trustee or any Noteholder, Receiptholder or Couponholder in respect of any sum expressed to be due to it from the Relevant Issuer shall only discharge the Relevant Issuer to the extent of the Contractual Currency amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

18.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes, the Receipts or the Coupons, each Relevant Issuer (on a several (and not joint) basis only) shall indemnify it against any Liabilities sustained by it as a result. In any event, each Relevant Issuer (on a several (and not joint) basis only) shall indemnify the recipient against the cost of making any such purchase.

18.4	Indemnity Separate: The indemnities in this Clause 18 (Currency Indemnify) and in sub-Clause 10.4 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Note Trustee and/or any Noteholder, Receiptholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes, the Receipts and/or the Coupons or any other judgment or order. Any such Liability as referred to in sub-clause 18.3 (Indemnity) shall be deemed to constitute a Liability suffered by the Note Trustee, the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Relevant Issuer or its liquidator or liquidators.

19	Communications

19.1	Method: Each communication under this Trust Deed shall be made by fax, electronic communication or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the fax number, postal address or electronic address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial fax number, postal address, electronic address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum.

19.2	Deemed Receipt: Any communication from any party to any other under this Trust Deed shall be effective, (if by fax) when the relevant delivery receipt is received by the sender, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence.

19.3	No Notice to Couponholders or Receiptholders: Neither the Note Trustee nor the Relevant Issuer shall be required to give any notice to the Couponholders or Receiptholders for any purpose under this Trust Deed and the Couponholders and Receiptholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 17 (Notices).

20	Several obligations and no cross-default

Notwithstanding any other provision of this Trust Deed (or any other document entered into in connection with the issue of the Notes), the obligations of each Issuer are several and if a misrepresentation, breach, default or event of default (or anything analogous thereto) (a “Default”) occurs as a result of any act or omission or state of affairs which, in each case, relates only to an Issuer, such Default shall be deemed not to have occurred in relation to the other Issuer (the “Other Issuer”) and, accordingly, no liability, right, action, remedy, demand, claim, acceleration of any liability or other enforcement or remedied action may be taken against the Other Issuer.

21	Further Provisions

21.1	Partial Invalidity: If, at any time, any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

21.2	Counterparts: This Trust Deed may be executed manually or by facsimile in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Trust Deed.

22	Governing Law and Jurisdiction

22.1	Governing Law: This Trust Deed, the Notes and any non-contractual obligations arising out of or in connection with them shall be governed by and construed in accordance with English law.

22.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Notes, the Receipts, the Coupons or the Talons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Notes, the Receipts, the Coupons or the Talons (“Proceedings”) may be brought in such courts. The Issuers irrevocably submit to the jurisdiction of such courts and waive any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of each of the Note Trustee, the Noteholders, the Receiptholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

Schedule 1

Part A

Form of CGN Temporary Global Note

[CENTRAL NETWORKS EAST PLC]/[CENTRAL NETWORKS WEST PLC]

(Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[03600574])

EURO MEDIUM TERM NOTE PROGRAMME

TEMPORARY GLOBAL NOTE

Temporary Global Note No. [•]

This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Second Schedule hereto of [ISSUER] (the “Issuer”).

Interpretation and Definitions

References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C (Terms and Conditions of the Notes) to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 26 November 2010 between the Issuer and Deutsche Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or, for Definitive Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby and/or (iv) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

Subject as provided in the Conditions applicable to Partly-paid Notes, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Dale”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the issuing and Paying Agent for interests in a permanent Global Note or, if so specified in the Second Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.

“Certification” means the presentation to the issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 (Clearing System Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 (Accountholder Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be.

Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes.

The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto.

On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note or for Definitive Notes, as the case may be, the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in Part 1 of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Benefit of Conditions

Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.

Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.

Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed, if any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). Condition 8(e)(vii) (Appointment of Agents) and Condition 9(e) (Payment by another Paying Agent) will apply to the Definitive Notes only.

For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 8(h) (Non-Business Days).

Cancellation

Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Notices

Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions, [except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort)].

No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This temporary Global Note [and any non-contractual obligations arising out of or in connection with it] shall be governed by English law.

In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

[ISSUER]

By:

CERTIFICATE OF AUTHENTICATION

This temporary Global Note is authenticated

by or on behalf of the Issuing and Paying Agent.

[ISSUING AND PAYING AGENT]

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The First Schedule

Nominal amount of Notes represented by this temporary Global Note

The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note or for Definitive Notes and/or (iii) cancellations or forfeitures of Interests in this temporary Global Note have been made, resulting in the nominal amount of this temporary Global Note specified in the latest entry in the fourth column below:

Date	Amount of	Reason for decrease	Nominal amount	Notation made
	decrease in	in nominal amount of	of this temporary	by or on behalf
	nominal amount	this temporary Global	Global Note on	of the Issuing
	of this temporary	Note (exchange,	issue or following	and Paying
	Global Note	cancellation or forfeiture)	such decrease	Agent
Issue	not applicable	not applicable
Date

The Second Schedule

[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Notes as the Second Schedule]

Schedule 1

Part B

Form of CGN Permanent Global Note

[CENTRAL NETWORKS EAST PLC]/[CENTRAL NETWORKS WEST PLC]

(Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[03600574])

EURO MEDIUM TERM NOTE PROGRAMME

PERMANENT GLOBAL NOTE

Permanent Global Note No. [•]

This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in Part A of the Third Schedule hereto of [ISSUER] (the “Issuer”).

Interpretation and Definitions

References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C (Terms and Conditions of the Notes) to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 26 November 2010 between the Issuer and Deutsche Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes, (iv) the redemption or purchase and cancellation of Notes represented hereby and/or (v) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, In accordance with the Conditions.

Exchange

This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg, as the case may be, so permit) if so provided, and in accordance with, the Conditions relating to Partly Paid Notes.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

Subject as provided in the Conditions applicable to Partly Paid Notes, any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto.

On any exchange of a part of this permanent Global Note the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Benefit of Conditions

Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been Issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes.

Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. Condition 8(e)(vii) (Appointment of Agents) and Condition 9(e) (Payment by another Paying Agent) will apply to the Definitive Notes only.

For the purposes of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 8(h) (Non-Business Days).

Prescription

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (In the case of interest) from the appropriate Relevant Date.

Meetings

For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall [(unless this permanent Global Note represents only one Note)] be treated [as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting,] as having one vote in respect of each integral currency unit of the Specified Currency of the Notes.

Cancellation

Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Purchase

Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of Interest and Instalment Amounts (if any) thereon.

Issuer’s Options

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Noteholders’ Options

Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule hereto.

Notices

Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions, [except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort)].

Negotiability

This permanent Global Note is a bearer document and negotiable and accordingly:

1	is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions

2	the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and

3	payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This permanent Global Note [and any non-contractual obligations arising out of or in connection with it] shall be governed by English law.

In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

[ISSUER]

By:

CERTIFICATE OF AUTHENTICATION

This permanent Global Note is authenticated

by or on behalf of the Issuing and Paying Agent.

[ISSUING AND PAYING AGENT]

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The First Schedule

Nominal amount of Notes represented by this permanent Global Note

The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole or a part of this permanent Global Note for Definitive Notes, (iv) cancellations or forfeitures of interests in this permanent Global Note and/or (v) payments of amounts payable upon redemption in respect of this permanent Global Note have been made, resulting in the nominal amount of this permanent Global Note specified in the latest entry in the fourth column:

Date	Amount of increase/decrease in nominal amount of this permanent Global Note	Reason for increase/decrease in nominal amount of this permanent Global Note (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made)	Nominal amount of this permanent Global Note following such increase/decrease	Notation made by or on behalf of the Issuing and Paying Agent

The Second Schedule

Payments of Interest

The following payments of interest or Interest Amount in respect of this permanent Global Note have been made:

Due date of	Date of payment	Amount of interest	Notation made by or on
payment			behalf of the Issuing and
Paying Agent

The Third Schedule

[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Notes as the Third Schedule.]

The Fourth Schedule

Exercise of Noteholders’ Option

The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Note:

Date of exercise	Nominal amount of this permanent Global Note in respect of which exercise is made	Date of which exercise of such option is effective	Notation made by or on behalf of the Issuing and Paying Agent

Schedule 1

Part C

Form of NGN Temporary Global Note

[CENTRAL NETWORKS EAST PLC]/[CENTRAL NETWORKS WEST PLC]

(Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[03600574])

EURO MEDIUM TERM NOTE PROGRAMME

TEMPORARY GLOBAL NOTE

Temporary Global Note No. [•]

This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Schedule hereto of [ISSUER] (the “Issuer’’).

Interpretation and Definitions

References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C (Terms and Conditions of the Notes) to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 26 November 2010 between the Issuer, and Deutsche Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the “relevant Clearing Systems”), which shall be completed and/or amended, as the case may be, upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or for Definitive Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby and/or (iv) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes) shall be conclusive evidence of the nominal amount of the Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by the temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time.

Promise to Pay

Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

Subject as provided in the Conditions applicable to Partly-paid Notes, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the issuing and Paying Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or, if so specified in Part A of the Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note160 submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.

“Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 (Clearing System Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 (Accountholder Certificate of Non-U.S. Citizenship and Residency) to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be.

Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes.

The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto.

On any exchange of a part of this temporary Global Note for an equivalent interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or for Definitive Notes, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by an amount equal to such portion so exchanged.

Benefit of Conditions

Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.

Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.

Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal or, in the case of Instalment Notes, payment of an Instalment Amount, is made in respect of any Note represented by this temporary Global Note the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or by the aggregate amount of the Instalment Amount so paid. If any other payments are made in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems. Condition 8(e)(vii) (Appointment of Agents) and Condition 9(e) (Payment by another Paying Agent) will apply to the Definitive Notes only.

For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 8(h) (Non-Business Days).

Cancellation

On cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing systems and, upon any such entry being made, the nominal amount of the Note recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled.

Notices

Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg or any other permitted clearing system) to Euroclear, Clearstream, Luxembourg or such other permitted clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions, [except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort)].

No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

This temporary Global Note [and any non-contractual obligations arising out of or in connection with it] shall be governed by English law.

In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

[ISSUER]

By:

CERTIFICATE OF AUTHENTICATION

This temporary Global Note is authenticated

by or on behalf of the Issuing and Paying Agent.

[ISSUING AND PAYING AGENT]

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

Effectuation

This temporary Global Note

is effectuated by or on behalf of the Common Safekeeper.

[COMMON SAFEKEEPER]

as Common Safekeeper

By:

Authorised Signatory

For the purposes of effectuation only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule

[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Notes as the Schedule]

Schedule 1

Part D

Form of NGN Permanent Global Note

[CENTRAL NETWORKS EAST PLC]/[CENTRAL NETWORKS WEST PLC]

(Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[03600574])

EURO MEDIUM TERM NOTE PROGRAMME

PERMANENT GLOBAL NOTE

Permanent Global Note No. [•]

This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in Part A of the Schedule hereto of [ISSUER] (the “Issuer”).

Interpretation and Definitions

References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2Part C (Terms and Conditions of the Notes) to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 26 November 2010 between the Issuer and Deutsche Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the “relevant Clearing Systems”), which shall be completed and/or amended as the case may be upon (i) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes, (iv) the redemption or purchase and cancellation of Notes represented hereby and/or (v) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes) shall be conclusive evidence of the nominal amount of the Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

Promise to Pay

Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the method of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other permitted clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg, as the case may be, so permit) if so provided, and in accordance with, the Conditions relating to Partly Paid Notes.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

Subject as provided in the Conditions applicable to Partly Paid Notes, any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this permanent Global Note), security printed and substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule hereto.

On any exchange of a part of this permanent Global Note, the Issuer shall procure that the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by an amount equal to such portion so exchanged.

Benefit of Conditions

Except as otherwise specified herein, this permanent Global Note, the Issuer shall procure that is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes.

Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal, or in the case of Instalment Notes, payment of an Instalment Amount, and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or by the aggregate amount of the Instalment Amount so paid. Condition 8(e)(vii) (Appointment of Agents) and Condition 9(e) (Payment by another Paying Agent)will apply to the Definitive Notes only.

For the purposes of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 8(h) (Non-Business Days).

Prescription

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.

Meetings

For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall [(unless this permanent Global Note represents only one Note)] be treated [as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting,] as having one vote in respect of each integral currency unit of the Specified Currency of the Notes.

Cancellation

On cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled.

Purchase

Notes may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) thereon.

Issuer’s Options

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced accordingly.

Noteholders’ Options

Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount stated in the relevant exercise notice.

Notices

Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg and/or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions, [except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published either on the website of the Luxembourg Stack Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort)].

Negotiability

This permanent Global Note is a bearer document and negotiable and accordingly:

1	is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions

2	the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and

3	payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

This permanent Global Note [and any non-contractual obligations arising out of or in connection with it] shall be governed by English law.

In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

[ISSUER]

By:

CERTIFICATE OF AUTHENTICATION

This permanent Global Note is authenticated

by or on behalf of the Issuing and Paying Agent.

[ISSUING AND PAYING AGENT]

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

Effectuation

This permanent Global Note

is effectuated by or on behalf of the Common Safekeeper.

[COMMON SAFEKEEPER]

as Common Safekeeper

By:

Authorised Signatory

For the purposes of effectuation only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED INSECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

Schedule

[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Notes as the Schedule.]

Schedule 1

Part E

Form of Global Certificate

[CENTRAL NETWORKS EAST PLC]/[CENTRAL NETWORKS WEST PLC]

(Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[03600574])

EURO MEDIUM TERM NOTE PROGRAMME

GLOBAL CERTIFICATE

Global Certificate No. [●]

This Global Certificate is issued in respect of the nominal amount specified above of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Schedule hereto of [ISSUER] (the “Issuer”). This Global Certificate certifies that the person whose name is entered in the Register (the “Registered Holder”) is registered as the holder of an issue of Notes of the nominal amount, specified currency and specified denomination set out in Part A of the Schedule hereto.

Interpretation and Definitions

References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C (Terms and Conditions of the Notes) to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 26 November 2010 between the Issuer and Deutsche Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Promise to Pay

The Issuer, for value received, promises to pay to the holder of the Notes represented by this Global Certificate upon presentation and (when no further payment is due in respect of the Notes represented by this Global Certificate) surrender of this Global Certificate on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Global Certificate and (unless the Notes represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes represented by this Global Certificate, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January.

For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate.

Transfer of Notes represented by permanent Global Certificates

If the Schedule hereto states that the Notes are to be represented by a permanent Global Certificate on issue, transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2(b) may only be made in part:

(i)	if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or

(ii)	with the consent of the Issuer

provided that, in the case of the first transfer of part of a holding pursuant to (i) above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.

Meetings

For the purposes of any meeting of Noteholders, the holder of the Notes represented by this Global Certificate shall (unless this Global Certificate represents only one Note) be treated as [two persons for the purposes of any quorum requirements of a meeting of Noteholders and as] being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Notes.

This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and in the case of Registered Notes held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.

This Global Certificate [and any non-contractual obligations arising out of or in connection with it] shall be governed by English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated as of the Issue Date.

[ISSUER]

By:

CERTIFICATE OF AUTHENTICATION

This Global Certificate is authenticated by or on behalf of the Registrar. [REGISTRAR] as Registrar

By:

Authorised Signatory For the purposes of authentication only.

Effectuation This Global Certificate is effectuated by or on behalf of the Common Safekeeper

[COMMON SAFEKEEPER] as Common Safekeeper

By:

Authorised Signatory For the purposes of effectuation of Registered Notes held through the NSS only

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] nominal amount of the Notes represented by this Global Certificate, and all rights under them.

Dated
Signed	Certifying Signature

Notes:

(i)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Global Certificate or (if such signature corresponds with the name as it appears on the face of this Global Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(ii)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

Schedule

[Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Certificate as the Schedule.]

Schedule 2

Part A

Form of Bearer Note

On the front:

[Denomination]	[ISIN]	[Series]	[Certif. No.]

[Currency and denomination]

[CENTRAL NETWORKS EAST PLC]/[CENTRAL NETWORKS WEST PLC]

(Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[03600574])

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [●]

[Title of issue]

This Note forms one of the Series of Notes referred to above (the “Notes”) of [ISSUER] (the “Issuer”) designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Note.

The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

In witness whereof the Issuer has caused this Note to be signed on its behalf.

Dated as of the Issue Date.

[ISSUER]

By:

CERTIFICATE OF AUTHENTICATION

This Note is authenticated

by or on behalf of the Issuing and Paying Agent.

[ISSUING AND PAYING AGENT]

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 2 Part C (Terms and Conditions of the Notes) to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant Final Terms shall be set out here.]

ISSUING AND PAYING AGENT

[ISSUING AND PAYING AGENT]

PAYING AGENT[S]

●                                              ●

●                                              ●

●                                              ●

Schedule 2

Part B

Form of Certificate

On the front:

[CENTRAL NETWORKS EAST PLC]/[CENTRAL NETWORKS WEST PLC]

(Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [02366923]/[03600574])

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [●]

[Title of Issue]

This Certificate certifies that [●] of [●] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [nominal amount] of Notes of the Series of Notes referred to above (the “Notes”) of [ISSUER] (the “Issuer”), designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.

The Issuer, for value received, promises to pay to the holder of the Note(s) represented by this Certificate upon presentation and (when no further payment is due in respect of the Note(s) represented by this Certificate) surrender of this Certificate on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Certificate and (unless the Note(s) represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Certificate, (a) the holder of the Note(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Note(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Note(s) represented by this Certificate is entitled to payments in respect of the Note(s) represented by this Certificate.

This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

In witness whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated as of the Issue Date.

[ISSUER]

By:

CERTIFICATE OF AUTHENTICATION
This Certificate is authenticated by or on behalf of the Registrar. [REGISTRAR] as Registrar

By:

Authorised Signatory For the purposes of authentication only.

On the back:

Terms and Conditions of the Notes

[The Terms and Conditions that are set out in Schedule 2 Part C (Terms and Conditions of the Notes) to the Trust Deed as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in Part A of the relevant Final Terms shall be set out here.]

Form of Transfer

For value received the undersigned transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

[●] nominal amount of the Notes represented by this Certificate, and all rights under them.

Dated
Signed	Certifying Signature

Notes:

(i)	The signature of the person effecting a transfer shall conform to a list of duly authorised specimen signatures supplied by the holder of the Notes represented by this Certificate or (if such signature corresponds with the name as it appears on the face of this Certificate) be certified by a notary public or a recognised bank or be supported by such other evidence as a Transfer Agent or the Registrar may reasonably require.

(ii)	A representative of the Noteholder should state the capacity in which he signs.

Unless the context otherwise requires capitalised terms used in this Form of Transfer have the same meaning as in the Trust Deed dated 26 November 2010 between the Issuer and the Note Trustee, [OTHER].

[TO BE COMPLETED BY TRANSFEREE:

[INSERT ANY REQUIRED TRANSFEREE REPRESENTATIONS, CERTIFICATIONS, ETC.]]

ISSUING AND PAYING AGENT, TRANSFER AGENT [AND REGISTRAR]

[ISSUING AND PAYING AGENT]

[●]

PAYING AGENT[S] AND TRANSFER AGENT[S]

[●]

Schedule 2

Part C

Terms and Conditions of the Notes

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme.

The Notes are constituted by, are subject to, and have the benefit of, a trust deed dated 26 November 2010 (as amended or supplemented as at the date of issue of the Notes (the “Issue Date”), the “Trust Deed”) between Central Networks East plc (“CNE”)and Central Networks West plc (“CNW” and, together with CNE, the “Issuers” and each an “Issuer”)) and Deutsche Trustee Company Limited (the “Note Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). Notes issued by each Issuer are obligations solely of that Issuer (the “Relevant Issuer”) and without recourse whatsoever to the other Issuer. These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Registered Notes, Bearer Notes, Certificates, Receipts, Coupons and Talons referred to below. An Agency Agreement dated 26 November 2010 (as amended or supplemented as at the Issue Date, the ‘‘Agency Agreement”) has been entered into in relation to the Notes between the Issuers, the Note Trustee, Deutsche Bank AG, London Branch as issuing and paying agent and the other agents named in it. The issuing and paying agent, the other paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Luxembourg Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent and the Luxembourg Paying Agent), the “Registrar”, the “Transfer Agents” (which expression shall include the Registrar) and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement are available for inspection during usual business hours at the principal office of the Note Trustee (presently at Winchester House, 1 Great Winchester Street, London EC2N 2DB) and at the specified offices of the Paying Agents and the Transfer Agents.

The Noteholders, the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) and the holders of the receipts for the payment of instalments of principal (the “Receipts”) relating to Notes in bearer form of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

As used in these Conditions, “Tranche” means Notes which are identical in all respects.

1	Form, Denomination and Title

The Notes are issued in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”) in each case in the Specified Denomination(s) shown in the Final Terms provided that in the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a Prospectus under the Prospectus Directive, the minimum Specified Denomination shall be €100,000 (or its equivalent in any other currency as at the date of issue of the relevant Notes).

All Registered Notes shall have the same Specified Denomination.

Each Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note, a Partly Paid Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Final Terms.

Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Instalment Notes are issued with one or more Receipts attached.

Registered Notes are represented by registered certificates (“Certificates”) and, save as provided in Condition 2(c) (Exercise of Options or Partial Redemption in Respect of Registered Notes), each Certificate shall represent the entire holding of Registered Notes by the same holder.

Title to the Bearer Notes and the Receipts, Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuers shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the “Register”). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Receipt, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder.

In these Conditions, “Noteholder” means the bearer of any Bearer Note and the Receipts relating to it orthe person in whose name a Registered Note is registered (as the case may be), “holder” (in relation to a Note, Receipt, Coupon or Talon) means the bearer of any Bearer Note, Receipt, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes.

2	No Exchange of Notes and Transfers of Registered Notes

(a)	No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not he exchanged for Registered Notes.

(b)	Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Relevant Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuers, with the prior written approval of the Registrar and the Note Trustee. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request.

(c)

Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of a Relevant Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only he issued against surrender of the Certificate representing the existing holding.

(d)	Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2(b) (Transfer of Registered Notes) or (c) (Exercise of Options or Partial Redemption in Respect of Registered Notes) shall be available for delivery within three business days of receipt of the form of transfer or Exercise Notice (as defined in Condition 6(g) (Redemption at the Option of Noteholders)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d) (Delivery of New Certificates), “business day” means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(e)	Transfers Free of Charge: Transfers of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Relevant Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(f)	Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note, (ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Relevant Issuer at its option pursuant to Condition 6(e) (Redemption at the Option of the Relevant Issuer) or 6(f) (Optional Redemption Period Redemption), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date.

3	Status

The Notes and the Receipts and Coupons relating to them constitute (subject to Condition 4 (Negative Pledge)) direct, general, unconditional and unsecured obligations of the Issuers and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuers under the Notes and the Receipts and the Coupons relating to them shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4 (Negative Pledge), at all times rank at least equally with all other unsecured and unsubordinated indebtedness of the Issuers present and future.

4	Negative Pledge

So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), the Relevant Issuer will not create, or have outstanding, any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, or any guarantee or indemnity in respect of any Relevant Indebtedness, without at the same time or prior thereto according to the Notes and the Coupons either (A) the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity or (B) such other security as either (i) the Note Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (ii) shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

In this Condition:

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities having an original maturity of more than one year which (with the consent of the Relevant Issuer of such indebtedness) for the time being are, or are intended to be capable of being, quoted, listed or dealt in or traded on a stock exchange or over-the-counter or other securities market.

5	Interest and other Calculations

(a)	Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h) (Calculations).

(b)	Interest on Floating Rate Notes and Index Linked Notes:

(i)	Interest Payment Dates: Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such Interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(h) (Calculations). Such Interest Payment Date(s) is/are either shown in the Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown in the Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period shown in the Final Terms as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

(ii)	Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the mouth in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(iii)	Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified in the Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the Final Terms.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(x)	the Floating Rate Option is as specified in the relevant Final Terms

(y)	the Designated Maturity is a period specified in the relevant Final Terms and

(z)	the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and“Swap Transaction” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

(x)	Where Screen Rate Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (London time in the case of LIBOR or Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the Final Terms.

(y)

if the Relevant Screen Page is not available or if, sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page or if sub paragraph (x)(2) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Calculation Agent shall request, if the Reference Rate is LIBOR, the principal London office of each of the Reference Banks or, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is LIBOR, at

approximately 11.00 a.m. (London time), or if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and

(z)	if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Note Trustee and the Relevant Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period).

(iv)	Rate of Interest for Index Linked Interest Notes: The Rate of Interest in respect of Index Linked Interest Notes for each Interest Accrual Period shall be determined in the manner specified in the Final Terms and interest will accrue by reference to an Index or Formula as specified in the Final Terms.

(c)	Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i) (Early Redemption)).

(d)	Dual Currency Notes: In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to a Rate of Exchange or a method of calculating Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified in the Final Terms.

(e)	Partly Paid Notes: In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the Final Terms.

(f)	Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 (Interest and other Calculations) to the Relevant Date (as defined in Condition 9 (Taxation)).

(g)	Margin, Maximum/Minimum Rates of Interest, Instalment Amounts, Redemption Amounts and Rounding:

(i)	If any Margin is specified in the Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 5(b) (Interest on Floating Rate Notes and Index Linked Notes) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin, subject always to the next paragraph.

(ii)	If any Maximum or Minimum Rate of Interest, Instalment Amount or Redemption Amount is specified in the Final Terms, then any Rate of Interest, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(iii)	For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency that is available as legal tender in the countries of such currency.

(h)	Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified in the Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated.

(i)

Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts and Instalment Amounts: The Calculation Agent shall as soon, as practicable on each Interest Determination

Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts in respect of each denomination of the Notes for the relevant Interest Accrual Period, Interest Period or Interest Payment Date calculate the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or Instalment Amount, obtain such quotation and/or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Note Trustee, the Relevant Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii) (Interest on Floating Rate Notes and Index Linked Notes), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Note Trustee by way of adjustment) without notice in the event of all extension or shortening of the Interest Period. If the Notes become due and payable under Condition 11 (Events of Default), the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Note Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(j)	Determination or Calculation by Note Trustee: If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Accrual Period or any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, or take any action that it is required to do pursuant to these Conditions, the Calculation Agent shall forthwith notify the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent and the Note Trustee (whether or not it receives such notice) shall do so (or shall appoint an Agent. In its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent in doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(k)	Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Business Day” means:

(i)	in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency and/or

(ii)	in the case of euro, a day on which the TARGET System is operating (a “TARGET Business Day”) and/or

(iii)	in the case of a currency and/or one or more Business Centres a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Business Centre(s) or, if no currency is indicated, generally in each of the Business Centres.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the “Calculation Period”):

(i)	if “Actual/Actual” or “Actual/Actual—ISDA” is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365)

(ii)	if “Actual/365 (Fixed)” is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365

(iii)	if “Actual/365 (Sterling)” is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Period Date falling in a leap year, 366

(iv)	if “Actual/360” is specified in the Final Terms, the actual number of days in the Calculation Period divided by 360

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)

                                                                          360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30

(vi)	if “30E/360” or“Eurobond Basis” is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day	Count Fraction = [360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)

                                                                              360

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2 “ is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30

(vii)	if “30E/360 (ISDA)” is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 x (Y2 -Y1)] + [30 x (M2 -M1)]+ (D2 -D1)

                                                                          360

where:

“ Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D2 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30

(viii)	if ‘‘Actnal/Actual-ICMA” is specified in the Final Terms,

(a)	if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

(b)	if the Calculation Period is longer than one Determination Period, the sum of:

(x)	the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and

(y)	the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year where:

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date and

“Determination Date” means the date(s) specified as such in the Final Terms or, if none is so specified, the Interest Payment Date(s)

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means:

(i)	in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified in the Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and

(ii)	in respect of any other period, the amount of interest payable per Calculation Amount for that period.

“Interest	Commencement Date” means the Issue Date or such other date as may be specified in the Final Terms.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the Final Terms or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro.

“Interest Period” means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date.

“Interest Period Date” means each Interest Payment Date unless otherwise specified in the Final Terms.

“ISDA Definitions” means the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified in the Final Terms.

“Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions in the Final Terms.

“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Calculation Agent or as specified in the Final Terms.

“Reference Rate” means the rate specified as such in the Final Terms.

“Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified in the Final Terms. “Specified Currency” means the currency specified as such in the Final Terms or, if none is specified, the currency in which the Notes are denominated.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto.

(1)	Calculation Agent: The Relevant Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the Final Terms and for so long as any Note is outstanding (as defined in the Trust Deed). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Relevant Issuer shall (with the prior approval of the Note Trustee) appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

(m)	Adjustment to Rate of Interest: If, in respect of a Tranche of Notes, “Ratings Downgrade Rate Adjustment” is specified in the relevant Final Terms as being applicable, the Rate of Interest specified in the Final Terms (the “Initial Rate of Interest”) and payable on the Notes will be subject to adjustment from time to time in the event of a Rating Change or Rating Changes, within the period from and including the Issue Date of such Tranche of Notes to and including the date falling 18 months from such Issue Date (the “Rating Change Period”, with the final date of such Rating Change Period being the “Rating Change Period End Date”), which adjustment shall be determined as follows.

If, following a Rating Change within the Rating Change Period:

(i)	the lowest Rating then assigned to the Notes is A- or A3 or higher, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change, the rate of interest payable on the Notes shall be the Initial Rate of Interest;

(ii)	the lowest Rating then assigned to the Notes is BBB+ or Baal, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change, the rate of interest payable on the Notes shall be the Initial Rate of Interest plus 0.25 per cent, per annum;

(iii)	the lowest Rating then assigned to the Notes is BBB or Baa2, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change, the rate of interest payable on the Notes shall be the Initial Rate of Interest plus 0.50 per cent, per annum; or

(iv)	the lowest Rating then assigned to the Notes is BBB- or Baa3 or lower, or if such Ratings are withdrawn by both of Moody’s and S&P, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change the rate of interest payable on the Notes shall be the Initial Rate of Interest plus 0.75 per cent, per annum in each case, the “Revised Rate of Interest”.

Following each Rating Change the Relevant Issuer will notify the Noteholders of the Revised Rate of Interest following such Rating Change in accordance with the provisions of Condition 17 (Notices) as soon as reasonably practicable after the occurrence of the Rating Change. If, in respect of an Interest Period (the “Relevant Interest Period”), there is more than one Rating Change, the Revised Rate of Interest which will apply for the succeeding Interest Period will be the Revised Rate of Interest resulting from the last Rating Change in the Relevant Interest Period.

There shall be no limit to the number of times that adjustments to the rate of interest payable on the Notes may be made pursuant to this Condition 6(m) during the Rating Change Period, provided always that at no time during the term of the Notes will the rate of interest payable on the Notes be less than the Initial Interest Rate or more than the Initial Interest Rate plus 0.75 per cent, per annum. For the avoidance of doubt, the rate of interest payable on the Notes from and including the first Interest Payment Date following the Rating Change Period End Date to maturity of the Notes shall be determined in accordance with the Ratings assigned to the Notes as of the Rating Change Period End Date.

“Rating Agency” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies Inc. or any of its subsidiaries and their successors or Moody’s Investors Service Limited or any of its subsidiaries and their successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Relevant Issuer from time to time with the prior written approval of the Note Trustee; and

“Rating Change” means the public announcement by any Rating Agency assigning a credit rating to the Notes of a change in, or confirmation of, the rating of the Notes or, as the case may be, of a credit rating being applied.

6	Redemption, Purchase and Options

(a)	Redemption by Instalments and Final Redemption:

(i)	Unless previously redeemed, purchased and cancelled as provided in this Condition 6 (Redemption, Purchase and Options), each Note that provides for Instalment Dates and Instalment Amounts shall be partially redeemed on each Instalment Date at the related Instalment Amount specified in the Final Terms. The outstanding nominal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

(ii)	Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date specified in the Final Terms at its Final Redemption Amount (which, unless otherwise provided in the Final Terms, is its nominal amount) or, in the case of a Note falling within paragraph (i) above, its final Instalment Amount.

(b)	Early Redemption:

(i)	Zero Coupon Notes:

(A)	The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c) (Redemption For Taxation Reasons) or upon it becoming due and payable as provided in Condition 11 (Events of Default) shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified in the Final Terms.

(B)	Subject to the provisions of sub-paragraph (C) below, the “Amortised Face Amount” of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown in the Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually.

(C)	If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 11 (Events of Default) is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub- paragraph shall continue to be made (both before and after judgment) until the Relevant Date unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c) (Zero Coupon Notes).

Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown in the Final Terms.

(ii)	Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 11 (Events of Default), shall be the Final Redemption Amount unless otherwise specified in the Final Terms.

(c)

Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Relevant Issuer in whole, but not in part, on any Interest Payment Date (if this Note is either a Floating Rate Note or an Index Linked Note) or at any time (if this Note is neither a Floating Rate Note nor an Index Linked Note), on giving not less than 30 nor more than 60 days’ notice to the Note Trustee and the Noteholders in accordance with Condition 17 (Notices) (which notice shall be irrevocable) at their Early Redemption Amount (as described in Condition 6(b) (Early Redemption) above) (together with interest accrued to the date fixed for redemption), if (i) the Relevant Issuer satisfies the Note Trustee immediately before the giving of such notice that it has or will become obliged to pay additional amounts as described under Condition 9 (Taxation) as a result of any change in, of amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and (ii) such obligation cannot be avoided by the Relevant Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Relevant Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 6(c)

(Redemption for Taxation Reasons), the Relevant Issuer shall deliver to the Note Trustee a certificate signed by a Director of the Relevant Issuer stating that the obligation referred to in (i) above cannot be avoided by the Relevant Issuer taking reasonable measures available to it and the Note Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above, in which event it shall be conclusive and binding on Noteholders and Couponholders.

All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.

(d)	Redemption For Indexation Reasons: Upon the occurrence of any Index Event (as defined below), the Relevant Issuer may, upon giving not less than 30 nor more than 60 days’ notice to the Note Trustee and the holders of the Indexed Notes in accordance with Condition 17 (Notices), redeem all (but not some only) of the Indexed Notes of all Tranches on any Interest Payment Date at the Principal Amount Outstanding (adjusted inaccordance with Condition 7(b) (Application of the Index Ratio)) plus accrued but unpaid interest. No single Tranche of Indexed Notes may be redeemed in these circumstances unless all the other Tranches of Indexed Notes linked to the same underlying Index are also redeemed at the same time. Before giving any such notice, the Relevant Issuer shall provide to the Note Trustee a certificate signed by a Director of the Relevant Issuer (a) stating that the Relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Relevant Issuer so to redeem have occurred and (b) confirming that the Relevant Issuer will have sufficient funds on such Interest Payment Date to effect such redemption. The Note Trustee shall be entitled to rely on such certificate without liability to any person.

All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.

“Index Event” means (i) if the Index Figure for three consecutive months falls to be determined on the basis of an Index Figure previously published as provided in Condition 7(c)(ii) (Delay in publication of Index)and the Note Trustee has been notified by the Issuing and Paying Agent or Agent Bank that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index has been advised by the Indexation Adviser to the Relevant Issuer and such circumstances are continuing.

(e)	Redemption at the Option of the Relevant Issuer: If Call Option is specified in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders (or such other notice period as may be specified in the Final Terms) redeem all or, if so provided, some of the Notes on any Optional Redemption Date. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued to the date fixed for redemption. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the Minimum Redemption Amount to be redeemed specified in the Final Terms and no greater than the Maximum Redemption Amount to be redeemed specified in the Final Terms.

All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place as the Note Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements.

In the case of a partial redemption of a Tranche of Notes represented by a New Global Note (as defined in the Trust Deed) pursuant to this Condition, the Notes to be redeemed (the “Redeemed Notes”) will be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), not more than 30 days prior to the date fixed for redemption.

(f)	Optional Redemption Period Redemption: If Optional Redemption Period Call Option is specified in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders (or such other notice period as may be specified in the Final Terms) redeem all of a Tranche or Sub-Tranche of a Series of Notes within the Optional Redemption Period relating to such Tranche or Sub-Tranche of Notes at 101% of the Issue Price of such Notes on any Issuer Optional Redemption Date together with interest accrued to the date fixed for redemption.

All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.

“Issuer Optional Redemption Date” means, in relation to the Notes in respect of which any such notice is given, the date for redemption specified in such notice in accordance with this Condition.

“Optional Redemption Period” means, in respect of a Tranche or Sub-Tranche of a Series of Notes issued whilst the Relevant Issuer is a direct or indirect subsidiary (where ‘subsidiary’ has the meaning given to it in section 1159 of the Companies Act 2006) of E.ON UK plc, the period from the date of issue of such Tranche or Sub-Tranche of Notes until the earlier of:

(i)	the date falling 18 months after such date of issue; and

(ii)	the date that the Relevant Issuer ceases to be a direct or indirect subsidiary (where ‘subsidiary’ has the meaning given to it in section 1159 of the Companies Act 2006) of E.ON UK plc.

(g)	Redemption at the Option of Noteholders: If Put Option is specified in the Final Terms, the Relevant Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Relevant Issuer (or such other notice period as may be specified in the Final Terms) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued to the date fixed for redemption.

To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Relevant Issuer.

(h)	Redemption at the Option of the Noteholders on a Restructuring Event
(i)

(a)	If, at any time while any of the Notes remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below):

(A)	an independent financial adviser (as described below) shall have certified in writing to the Note Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders; or

(B)	if there are Rated Securities (as defined below), each Rating Agency (as defined below) that at such time has assigned a current rating to the Rated Securities confirms in writing to the Relevant Issuer in writing at its request (which it shall make as set out below) that it will not be withdrawing or reducing the then current rating assigned to the Rated Securities by it from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating will not be lowered by one full rating category or more, in each case as a result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event, the following provisions of this Condition 6(h) (Redemption at the Option of the Noteholders on a Restructuring Event) shall cease to have any further effect in relation to such Restructuring Event.

(b)	If, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and (subject to Condition 6(h)(i)(a) (Redemption at the Option of the Noteholders on a Restructuring Event)):

(A)	within the Restructuring Period, either;

(i)	if at the time such Restructuring Event occurs there are Rated Securities, a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or

(ii)	if at such time there are no Rated Securities, a Negative Rating Event (as defined below) in respect of such Restructuring Event also occurs; and

(B)	an independent financial adviser shall have certified in writing to the Note Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a “Negative Certification”), then, unless at any time the Relevant Issuer shall have given notice under Condition 6(e) (Redemption at the Option of the Relevant Issuer) or 6(f) (Optional Redemption Period Redemption) (if applicable) or the holder shall have given notice under Condition 6(g) (Redemption at the Option of the Noteholders) (if applicable), the holder of each Note will, upon the giving of a Put Event Notice (as defined below), have the option (the “Put Option”) to require the Relevant Issuer to redeem or, at the option of the Relevant Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its Optional Redemption Amount together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.

A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Noteholders if, notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, the rating assigned to the Rated Securities by any Rating Agency (as defined below) is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Issuer having an initial maturity of five years or more by any Rating Agency, an investment grade rating (BBB-/Baa3) or their respective equivalents for the time being) or better prior to any Negative Certification being issued.

Any Negative Certification shall, in the absence of manifest error, be conclusive and binding on the Note Trustee, the Issuer and the Noteholders. The Relevant Issuer may, at any time, with the approval of the Note Trustee appoint an independent financial adviser for the purposes of this Condition 6(h) (Redemption at the Option of the Noteholders on a Restructuring Event). If, within five Business Days following the occurrence of a Rating Downgrade or a Negative Rating Event, as the case may be, in respect of a Restructuring Event, the Issuer shall not have appointed an independent financial adviser for the purposes of Condition 6(h)(i)(b)(B) and (if so required by the Note Trustee) the Note Trustee is indemnified and/or prefunded and/or secured to its satisfaction against the costs of such adviser, the Note Trustee may appoint an independent financial adviser for such purpose following consultation with the Issuer.

(ii)	Promptly upon the Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Issuer shall, and at any time upon the Note Trustee becoming similarly so aware the Note Trustee may, and if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice (a “Put Event Notice”) to the Noteholders in accordance with Condition 17 (Notices) specifying the nature of the Put Event and the procedure for exercising the Put Option.

(iii)	To exercise the Put Option, the holder of a Note must comply with the provisions of Condition 6(g) (Redemption at the Option of the Noteholders). The applicable notice period for the purposes of Condition 6(g) (Redemption at the Option of the Noteholders) shall be the period (the “Put Period”) of 45 days after that on which a Put Event Notice is given. Subject to the relevant Noteholder having complied with Condition 6(g) (Redemption at the Option of the Noteholders), the Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Note on the fifteenth day after the date of expiry of the Put Period (the “Put Date”) unless previously redeemed or purchased.

(iv)	For the purposes of these Conditions:

(a)	“Distribution Services Area” means, in respect of a Relevant Issuer, the area specified as such in the distribution licence granted to it on 1 October 2001 under section 6(l)(c) of the Electricity Act 1989 (as amended by section 30 of the Utilities Act 2000), as of the date of such distribution licence.

(b)	A “Negative Rating Event” shall be deemed to have occurred if (1) an Issuer does not, either prior to or not later than 14 days after the date of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Notes or any other unsecured and unsubordinated debt of an Issuer having an initial maturity of five years or more from a Rating Agency or (2) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being).

(c)	A “Put Event” occurs on the date of the last to occur of (1) a Restructuring Event, (2) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (3) the relevant Negative Certification.

(d)	“Rating Agency” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies Inc. or any of its subsidiaries and their successors (“Standard & Poor’s”) or Moody’s Investors Service Limited or any of its subsidiaries and their successors (“Moody’s”) or any rating agency substituted for any of them (or any permitted substitute of them) by an issuer from time to time with the prior written approval of the Note Trustee.

(e)	A “Rating Downgrade” shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Issuers or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3), or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal), or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category or more.

(f)	“Rated Securities” means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of an Issuer having an initial maturity of five years or more which is rated by a Rating Agency.

(g)	“Restructuring Event” means the occurrence of any one or more of the following events:

(A) (i)	the Secretary of State for Business, Innovation and Skills (or any successor) giving the Relevant Issuer written notice of any revocation of its Distribution Licence; or

(ii)	the Relevant Issuer agreeing in writing with the Secretary of State for Business, Innovation and Skills (or any successor) to any revocation or surrender of its Distribution Licence; or

(iii)	any legislation (whether primary or subordinate) being enacted which terminates or revokes the Distribution Licence of the Relevant Issuer;

except, in each such case, in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Relevant Issuer or a wholly-owned subsidiary of the Relevant Issuer where such subsidiary at the time of such grant either executes in favour of the Note Trustee an unconditional and irrevocable guarantee in respect of all Notes issued by the Relevant Issuer in such form as the Note Trustee may approve or becomes the primary obliger under the Notes issued by the Relevant Issuer in accordance with Condition 12(c) (Substitution); or

(B)	any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions upon which an Issuer is authorised and empowered under relevant legislation to distribute electricity in the Distribution Services Area unless a Director of such Issuer has certified in good faith to the Note Trustee that the modified terms and conditions are not materially less favourable to the business of the Issuer;

(C)	any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Business, Innovation and Skills (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under section 3A of the Electricity Act 1989 (as amended by the Utilities Act 2000) (as this may be amended from time to time) unless two Authorised Persons of such Issuer has certified in good faith to the Note Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of the Issuer.

(h)	“Restructuring Period” means:

(A)	if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or

(B)	if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date (if any) on which the Issuer shall seek to obtain a rating as contemplated by the definition of Negative Rating Event; (bb) the expiry of the 14 days referred to in the definition of Negative Rating Event and (cc) the date on which a Negative Certification shall have been given to the Note Trustee in respect of that Restructuring Event.

(i)	A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, refusal to assign a rating of at least investment grade as provided in this Condition 6(h) (Redemption at the Option of the Noteholders on a Restructuring Event) does not announce or publicly confirm or inform the Relevant Issuer in writing at its request (which it shall make as set out in the following paragraph) that the reduction or, where applicable, declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

The Relevant Issuer undertakes to contact the relevant Rating Agency immediately following that reduction, or where applicable the refusal to assign a rating of at least investment grade, to confirm whether that reduction, or refusal to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Relevant Issuer shall notify the Note Trustee immediately upon receipt of any such confirmation from the relevant Rating Agency.

(i)	Partly Paid Notes: Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the provisions specified in the Final Terms.

(j)	Purchases: The Relevant Issuer may at any time purchase Notes (provided that all unmatured Receipts and Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.

(k)	Cancellation: All Notes purchased by or on behalf of the Relevant Issuer may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Receipts and Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Relevant Issuer, be cancelled forthwith (together with all unmatured Receipts and Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Relevant Issuer in respect of any such Notes shall be discharged.

7	Indexation

This Condition 7 (Indexation) is applicable only if the relevant Final Terms specifies the Notes as Indexed Notes.

(a)	Definitions

“Affiliate’’ means in relation to any person, any entity controlled, directly or indirectly, by that person, any entity that controls directly or indirectly, that person or any entity, directly or indirectly under common control with that person and, for this purpose, “control” means control as defined in the Companies Act;

“Base Index Figure” means (subject to Condition 7(c)(i) (Change in base)) the base index figure as specified in the relevant Final Terms;

“Calculation Date” means any date when a payment of interest or, as the case may be, principal falls due;

“Index” or “Index Figure” means, in relation to any relevant month (as defined in Condition 7(c)(ii) (Delay in publication of Index)), subject as provided in Condition 7(c)(i) (Change in base), the UK Retail Price Index (“RPI”) (for all items) published by the Office for National Statistics (January 1987 = 100) (currently contained in the Monthly Digest of Statistics) or any comparable index which may replace the UK Retail Price Index for the purpose of calculating the amount payable on repayment of the Reference Gilt.

Any reference to the “Index Figure applicable” to a particular Calculation Date shall, subject as provided in Condition 7(c) (Changes in Circumstances Affecting the Index) and Condition 7(e) (Cessation of or Fundamental Changes to the Index) below, and if “3 months lag” is specified in the relevant Final Terms, be calculated in accordance with the following formula:

IFS = RPIm3+	(Day of Calculation Date 1)	(RPIm2 RPIm3)
(Days in month of Calculation Date)

and rounded to five decimal places (0.000005 being rounded upwards) and where:

“IFA” means the Index Figure applicable;

“RPIm-3” means the Index Figure for the first day of the month that is three months prior to the month in which the payment falls due;

“RPIm-2” means the Index Figure for the first day of the month that is two months prior to the month in which the payment falls due;

Any reference to the “Index Figure applicable” to a particular Calculation Date shall, subject as provided in Condition 7(c) (Changes in Circumstances Affecting the Index) and Condition 7(e) (Cessation of or Fundamental Changes to the Index) below, and if “8 months lag” is specified in the relevant Final Terms, he construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication;

“Index Ratio” applicable to any Calculation Date means the Index Figure applicable to such date divided by the Base Index Figure;

“Limited Index Ratio” means (a) in respect of any month prior to the relevant Issue Date, the Index Ratio for that month; (b) in respect of any Limited Indexation Month after the relevant Issue Date, the product of the Limited Indexation Factor for that month and the Limited Index Ratio as previously calculated in respect of the month twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month;

“Limited Indexation Factor” means, in respect of a Limited Indexation Month, the ratio of the Index Figure applicable to that month divided by the Index Figure applicable to the month twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor;

“Limited Indexation Month” means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated;

“Limited Indexed Notes” means Indexed Notes to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies;

“Maximum Indexation Factor” means the indexation factor specified as such in the relevant Final Terms;

“Minimum Indexation Factor” means the indexation factor specified as such in the relevant Final Terms; and

“Reference Gilt” means the Treasury Stock specified as such in the relevant Final Terms for so long as such stock is in issue, and thereafter such issue of index-linked Treasury Stock determined to be appropriate by a gilt-edged market maker or other adviser selected by the Relevant Issuer and approved by the Note Trustee (an “Indexation Adviser”).

(b)	Application of the Index Ratio

Each payment of interest and principal in respect of the Indexed Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio or Limited Index Ratio in the case of Limited Indexed Notes applicable to the month in which such payment falls to be made and rounded in accordance with Condition 5(g) (Margin, Maximum/Minimum Rates of Interest, Instalment Amounts, Redemption Amounts and Rounding).

(c)	Changes in Circumstances Affecting the Index

(i)	Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefore, then with effect from the calendar month from and including that in which such substitution takes effect (1) the definition of “Index” and “Index Figure” in Condition 7(a) (Definitions) shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefore); and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure immediately following such substitution, divided by the Index Figure immediately prior to such substitution.

(ii)	Delay in publication of Index: If the Index Figure relating to any month (the “relevant month”) which is required to be taken account for the purposes of the determination of the Index Figure applicable for any date is not published on or before the fourteenth business day before the date on which any payment of interest or principal on the Notes is due (the “date for payment”), the Index Figure relating to the relevant month shall be (1) such substitute index figure (if any) as the Note Trustee considers to have been published by the Bank of England or, as the case may be, the United Kingdom Debt Management Office (or such other designated debt manager of Her Majesty’s Treasury, from time to time) for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Note Trustee); or (2) if no such determination is made by such Indexation Adviser within 7 days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 7(c)(i) (Change in base)) before the date for payment.

(d)	Application of Changes

Where the provisions of Condition 7(c)(ii) (Delay in publication of Index) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 7(c)(ii)(2), the Index Figure relating to the relevant month is subsequently published while a Note is still outstanding, then:

(i)	in relation to a payment of principal or interest in respect of such Note other than upon final redemption of such Note, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced by an amount equal to (respectively) the shortfall or excess of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 7(c)(ii)(2), below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth Business Day before the date for payment; and

(ii)	in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made.

(e)	Cessation of or Fundamental Changes to the Index

(i)	If (1) the Note Trustee has been notified by the Agent Bank (or the Calculation Agent, if applicable) that the Index has ceased to be published; or (2) the Note Trustee has been notified by the Agent Bank (or the Calculation Agent, if applicable) when any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of the Note Trustee acting solely on the advice of an Indexation Adviser, be materially prejudicial to the interests of the Noteholders, the Note Trustee will give written notice of such occurrence to the Relevant Issuer, and the Relevant Issuer and the Note Trustee together shall seek to agree for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made.

(ii)	If the Relevant Issuer and the Note Trustee fail to reach agreement as mentioned above within 20 Business Days following the giving of notice as mentioned in paragraph (i), a bank or other person in London shall be appointed by the Relevant Issuer and the Note Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the day period referred to above, by the Note Trustee (in each case, such bank or other person so appointed being referred to as the “Expert”), to determine for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Relevant Issuer and the Note Trustee in connection with such appointment shall be borne by the Relevant Issuer.

(iii)	The Index shall be adjusted or replaced by a substitute index as agreed by the Relevant Issuer and the Note Trustee or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Note Trustee and the Relevant Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Relevant Issuer, the Financial Guarantor(s), the other Secured Creditors, the Note Trustee and the Noteholders, and the Relevant Issuer shall give notice to the Noteholders in accordance with Condition 17 (Notices) of such amendments as promptly as practicable following such notification.

8	Payments and Talons

(a)	Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Note), Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 8(f)(vi) (Unmatured Coupons and Receipts and unexchanged Talons)) or Coupons (in the case of interest, save as specified in Condition 8(f)(ii) (Unmatured Coupons and Receipts and unexchanged Talons)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the bolder, by transfer to an account denominated in such currency with, a Bank. “Bank” means a bank in the principal financial centre for such currency or, in the case of euro, in a city ill which banks have access to the TARGET System.

(b)	Registered Notes:

(i)	Payments of principal (which for the purposes of this Condition 8(b) (Registered Notes)shall include final Instalment Amounts but not other Instalment Amounts) in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below.

(ii)	Interest (which for the purpose of this Condition 7(b) (Registered Notes) shall include all Instalment Amounts other than final Instalment Amounts) on Registered Notes shall be paid to the person shown on the Register at the close of business on the day before the due date for payment thereof (the “Record Date”). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank.

(c)	Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Relevant Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Relevant Issuer, any adverse tax consequence to the Relevant Issuer.

(d)	Payments subject to Fiscal Laws: All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 8 (Payments and Talons). No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)

Appointment of Agents: The Issuing and Paying Agent, the Luxembourg Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuers are listed in the Agency Agreement. The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuers and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuers reserve the right at any time with the approval of the Note Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuers shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities, (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed in each case, as approved by the Note Trustee and (vii) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

Notice of any such change or any change of any specified office shall promptly be given to the Noteholders.

(f)	Unmatured Coupons and Receipts and unexchanged Talons:

(i)	Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes (other than Dual Currency Notes or Index linked Notes), should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 10 (Prescription)).

(ii)	Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note, Dual Currency Note or Index Linked Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

(iii)	Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

(iv)	Upon the due date for redemption of any Bearer Note that is redeemable in instalments, all Receipts relating to such Note having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

(v)	Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Relevant Issuer may require.

(vi)	If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be.

(g)	Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 10 (Prescription)).

(h)	Non-Business Days: Subject as provided in the relevant Final Terms, if any date for payment in respect of any Note, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks are open for presentation and payment of debt securities and for dealings in foreign currency in London and in the relevant place of presentation and in the cities referred to in the definition of Business Days and (in the case of a payment in a currency other than euro), where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which dealings may be carried on in the relevant currency in the principal financial centre of the country of such currency and, in relation to any sum payable in euro, a day on which the TARGET system is open.

9	Taxation

All payments of principal and interest by or on behalf of the Relevant Issuer in respect of the Notes, the Receipts and the Coupons shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Relevant Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(a)	Other connection: to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note, Receipt or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note, Receipt or Coupon; or

(b)	Lawful avoidance of withholding: to, or to a third party on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note (or the Certificate representing it), Receipt or Coupon is presented for payment; or

(c)	Presentation more than 30 days after the Relevant Date: presented or surrendered (or in respect of which the Certificate representing it is presented or surrendered) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day; or

(d)	Payment to individuals: where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e)	Payment by another Paying Agent: (except in the case of Registered Notes) presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

As used in these Conditions, “Relevant Date” in respect of any Note, Receipt or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate), Receipt or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Instalment Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 (Redemption, Purchase and Options) or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 (Interest and Other Calculations) or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

10	Prescription

Claims against the Relevant Issuer for payment in respect of the Notes, Receipts and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

11	Events of Default

If any of the following events (“Events of Default”) occurs and is continuing, the Note Trustee at its discretion may, and if so requested by holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall, give notice to the Relevant Issuer that the Notes are, and they shall immediately become, due and payable at their Early Redemption Amount together (if applicable) with accrued interest:

(i)	Non-Payment: default is made for more than 14 days in the payment on the due date of interest or principal in respect of any of the Notes; or

(ii)	Breach of Other Obligations: the Relevant Issuer does not perform or comply with any one or more of its other obligations in the Notes or the Trust Deed which default is incapable of remedy or, if in the opinion of the Note Trustee capable of remedy, is not in the opinion of the Note Trustee remedied within 30 days after notice of such default shall have been given to the Relevant Issuer by the Note Trustee; or

(iii)	Cross-Acceleration: (A) any other present or future indebtedness of the Relevant Issuer for or in respect of moneys borrowed or raised becomes due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (B) any such indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (C) the Relevant Issuer fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (iii) have occurred equals or exceeds £30,000,000 or its equivalent in any other currency (as reasonably determined by the Note Trustee); or

(iv)	Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any substantial part of the property, assets or revenues of the Relevant Issuer and is not discharged or stayed within 90 days; or

(v)	Insolvency: the Relevant Issuer is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of its debts generally or a material part of a particular type of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting its debts generally or any part of a particular type of the debts of the Relevant Issuer; or

(vi)	Winding-up: (A) an administrator or liquidator is appointed in relation to the Relevant Issuer (and, in each case, not discharged within 90 days) or (B) an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Relevant Issuer, or (C) the Relevant Issuer shall apply or petition for a winding-up or administration order in respect of itself or (D) the Relevant Issuer ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case ((A) to (D) inclusive) except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Note Trustee or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders; or

(vii)	Nationalisation: any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Relevant Issuer; or

(viii)	Illegality: it is or will become unlawful for the Relevant Issuer to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed,

provided that in the case of paragraphs (ii) to (v), (vii) and (viii) the Note Trustee shall have certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders.

12	Meetings of Noteholders, Modification, Waiver and Substitution

(a)	Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders of one or more Tranches of Notes to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent in nominal amount of the affected Tranche or Tranches of Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing one more than fifty per cent. in nominal amount of the affected Tranche or Tranches of Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the affected Tranche or Tranches of Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes, any Instalment Date or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the nominal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Rate of Interest, Instalment Amount or Redemption Amount is shown in the Final Terms, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, or (vii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, in which case the necessary quorum shall be two or more persons holding or representing not less than fifty per cent, or at any adjourned meeting not less than 25 per cent, in nominal amount of the affected Tranche or Tranches of Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent, in nominal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of affected Tranche or Tranches of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification of the Trust Deed: The Note Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Note Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Note Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

(c)	Substitution: The Note Trustee may agree, subject to the execution of a deed or undertaking supplemental to the Trust Deed in form and manner satisfactory to the Note Trustee and such other conditions as the Note Trustee may require, but without the consent of the Noteholders, the Receiptholders or the Couponholders, to the substitution of the Relevant Issuer’s successor in business in place of the Relevant Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Notes. In the case of such a substitution the Note Trustee may agree, without the consent of the Noteholders, the Receiptholders or the Couponholders, to a change of the law governing the Notes, the Receipts, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Note Trustee be materially prejudicial to the interests of the Noteholders.

(d)	Entitlement of the Note Trustee: In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Note Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Note Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Relevant Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.

(e)	Modification of the Conditions: these Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Final Terms in relation to such Series.

13	Enforcement

At any time after the occurrence of an Event of Default which is continuing, and, in the case of paragraphs (ii) to (v), (vii) and (viii) of Condition 11 (Events of Default) where the Note Trustee has certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Note Trustee may, at its discretion and without further notice, institute such proceedings against the Relevant Issuer as it may think fit to enforce the terms of the Trust Deed, the Notes, the Receipts and the Coupons, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in nominal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder, Receiptholder or Couponholder may proceed directly against the Relevant Issuer unless the Note Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

14	Indemnification of the Note Trustee

The Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility. The Note Trustee is entitled to enter into business transactions with the Issuers and any entity related to the Issuers without accounting for any profit.

The Note Trustee may rely without liability on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Note Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Note Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuers, the Note Trustee and the Noteholders.

15	Replacement of Notes, Certificates, Receipts, Coupons and Talons

If a Note, Certificate, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Issuing and Paying Agent in London (in the case of Bearer Notes, Receipts, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Relevant Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Relevant Issuer on demand the amount payable by the Relevant Issuer in respect of such Notes, Certificates, Receipts, Coupons or further Coupons) and otherwise as the Relevant Issuer may require. Mutilated or defaced Notes, Certificates, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

16	Further Issues

The Relevant Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the sameterms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such different terms as the Relevant Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further issues may be constituted by the Trust Deed or any deed supplemental to it. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Note Trustee so decides.

17	Notices

Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). If in the opinion of the Note Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.

18	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

19	Governing Law and Jurisdiction

(a)	Governing Law: The Trust Deed, the Notes, the Receipts, the Coupons and the Talons and any non-contractual obligations arising out of or in connection, with them are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction: The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Receipts, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Receipts, Coupons or Talons (“Proceedings”) may be brought in such courts. The Issuers have in the Trust Deed irrevocably submitted to the jurisdiction of such courts.

Schedule 2

Part D

Form of Coupon

On the front:

[ISSUER]

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

[Title of issue]

Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]* [•],[•].

[Coupon relating to Note in the nominal amount of [•]]**

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse hereof (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders).

[If the Note to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]***

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[ISSUER]

By:

[Cp. No.]        [Denomination]        [ISIN]        [Series]        [Certif. No.]

On the back:

ISSUING AND PAYING AGENT

[•]

PAYING AGENT[S]

[•]

[•]

[*Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular Interest Payment Date should be specified.]

[**Only required for Coupons relating to Floating Rate or Index Linked Interest Notes that are issued in more than one denomination.]

[***Delete if Coupons are not to become void upon early redemption of Note.]

Schedule 2

Part E

Form of Talon

On the front:

[ISSUER]

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

[Title of issue]

Talon for further Coupons falling due on [the Interest Payment Dates falling in]*[•][•].

[Talon relating to Note in the nominal amount of [•]]**

After all the Coupons relating to the Note to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse hereof (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon.

If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[ISSUER]

By:

[Talon No.]        [ISIN]        [Series]        [Certif. No.]

On the back:

ISSUING AND PAYING AGENT

[•]

[* The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall due.]

[** Only required where the Series comprises Notes of more than one denomination.]

Schedule 2

Part F

Form of Receipt

[ISSUER]

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

Receipt for the sum of [•] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt relates (the “Conditions”) on [•].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt relates (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it relates. If the Note to which this Receipt appertains shall have become due and payable on or before the maturity date of this Receipt, this Receipt shall become void and no payment shall be made in respect of it. The issuer shall have no obligation in respect of this Receipt if it is presented without the Note to which it relates.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[ISSUER]

By:

Schedule 3

Provisions for Meetings of Noteholders

Interpretation

1	In this Schedule:

1.1	references to a meeting are to a meeting of Noteholders of a single series of Notes and include, unless the context otherwise requires, any adjournment

1.2	references to “Notes” and “Noteholders” are only to the Notes of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Notes, respectively

1.3	“agent” means a holder of a voting certificate or a proxy for, or representative of, a Noteholder

1.4	“block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14

1.5	“Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent of the votes cast

1.6	“proxy” has the meaning given to it in paragraph 9.6 below

1.7	“required proportion” means the proportion of the Notes shown by the table in paragraph 19.2 below

1.8	“voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and

1.9	references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Notes for the time being outstanding.

Powers of meetings

2	A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

2.1	to sanction any proposal by the Issuer or the Note Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer, whether or not those rights arise under this Trust Deed

2.2	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other entity

2.3	to assent to any modification of this Trust Deed, the Notes, the Receipts, the Talons or the Coupons proposed by the Issuer or the Note Trustee

2.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution

2.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution

2.6	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution

2.7	to approve a proposed new Note Trustee and to remove a Note Trustee

2.8	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed and

2.9	to discharge or exonerate the Note Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes, the Receipts, the Talons or the Coupons provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of subparagraph 2.2 or 2.8, any of the proposals listed in Condition 12(a) (Meetings of Noteholders) or any amendment to this proviso.

Convening a meeting

3	The Issuer or the Note Trustee may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent in nominal amount of the Notes of any Series for the time being outstanding and is indemnified and/or secured and/or pre-funded to its satisfaction against all costs and expenses, the Note Trustee shall convene a meeting of the Noteholders of that Series. Every meeting shall be held on a date and at a time and place approved by the Note Trustee.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders and the Paying Agents. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Note Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5	If a holder of a Bearer Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.

6	A voting certificate shall:

6.1	be a document in the English language

6.2	be dated

6.3	specify the meeting concerned and the serial numbers of the Notes deposited and

6.4	entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes.

7	Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either:

7.1	the meeting has been concluded or

7.2	the voting certificate has been surrendered to the Paying Agent.

8	If a holder of a Bearer Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited.

9	A block voting instruction shall:

9.1	be a document in the English language

9.2	be dated

9.3	specify the meeting concerned

9.4	list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it

9.5	certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14 and

9.6	appoint a named person (a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list. A proxy need not be a Noteholder.

10	Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes:

10.1	it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded and

10.2	the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11	If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction.

12	Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Note Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Note Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Note Trustee need not investigate or be concerned with the validity of the proxy’s appointment.

13	A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Issuer or the Note Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14	No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

15

15.1	A holder of a Registered Note may, by an instrument in writing in the form available from the specified office of a Transfer Agent in the English language executed by or on behalf of the holder and delivered to the Transfer Agent at least 24 hours before the time fixed for a meeting, appoint any person (a “proxy”) to act on his behalf in connection with that meeting. A proxy need not be a Noteholder.

15.2	A corporation which holds a Registered Note may by delivering to a Transfer Agent at least 24 hours before the time fixed for a meeting a certified copy of a resolution of its directors or other governing body (with, if it is not in English, a certified translation into English) authorise any person to act as its representative (a “representative’’) in connection with that meeting.

Chairman

16	The chairman of a meeting shall be such person as the Note Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman need not be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

17	The following may attend and speak at a meeting:

17.1	Noteholders and agents

17.2	the chairman

17.3	the Issuer and the Note Trustee (through their respective representatives) and their respective financial and legal advisers

17.4	the Dealers and their advisers

17.5	any other person approved by the meeting or the Note Trustee and

17.6	in relation to Registered Notes, the Registrar, or in relation to Bearer Notes, the Issuing and Paying Agent.

No-one else may attend or speak.

Quorum and Adjournment

18	No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the Issuer and the Note Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

19	Two (or in the case of an adjourned meeting one) or more Noteholders or agents present in person shall be a quorum provided, however, that, so long as at least the required proportion of the aggregate principal amount of the outstanding Notes is represented by, in the case of Bearer Notes, the Global Notes or, in the case of Registered Notes, the Global Certificates or a single Certificate, in the context of Registered Notes, an agent appointed in relation thereto or a Noteholder of the Notes represented thereby shall be deemed to be two voters (or in the case of an adjourned meeting, one voter) for the purpose of forming a quorum.

19.1	in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent

19.2	in any other case, only if they represent, in nominal amount of the affected Tranche or Tranches of Notes for the time being outstanding, the proportion of the Notes shown by the table below.

COLUMN 1	COLUMN 2	COLUMN 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum

	Required proportion	Required proportion

To pass a special quorum resolution	Fifty per cent	Twenty-five per cent

To pass any other Extraordinary Resolution	One more than fifty per cent	No minimum proportion

Any other purpose	One more than fifty per cent	No minimum proportion

20	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

21	At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

22	Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the issuer, the Note Trustee or one or more persons holding one or more Notes or voting certificates representing 2 per cent of the Notes.

23	Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

24	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

25	A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

26	On a show of hands every person who is present in person and who produces a Bearer Note, a Certificate of which he is the registered holder or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified Currency of such Series of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

27	In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

28	An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Receiptholders and the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders and, in relation to Bearer Notes, to the Paying Agents, and in relation to Registered Notes, to the Registrar within 14 days but failure to do so shall not invalidate the resolution.

Minutes

29	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Written Resolutions

30	A written resolution signed by the holders of 75 per cen. in nominal amount of the Notes outstanding shall take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

Note Trustee’s Power to Prescribe Regulations

31

Subject to all other provisions in this Trust Deed the Note Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Note Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

32	The foregoing provisions of this Schedule shall have effect subject to the following provisions:

32.1	Meetings of Noteholders of separate Series will normally be held separately. However, the Note Trustee may from time to time determine that meetings of Noteholders of separate Series shall be held together

32.2	A resolution that in the opinion of the Note Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Noteholders of the Series concerned

32.3	A resolution that in the opinion of the Note Trustee affects the Noteholders of more than one Series but does not give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duty passed if passed at a single meeting of the Noteholders of the relevant Series provided that for the purposes of determining the votes a Noteholder is entitled to cast pursuant to paragraph 26, each Noteholder shall have one vote in respect of each U.S.$1,000 nominal amount of Notes held, converted, if such Notes are not denominated in U.S. dollars, in accordance with sub-Clause 11.13 (Currency Conversion)

32.4	A resolution that in the opinion of the Note Trustee affects the Noteholders of more than one Series and gives or may give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Noteholders of the relevant Series

32.5	To all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and to Noteholders were references to the Notes and Noteholders of the Series concerned.

This deed is delivered on the date stated at the beginning.

CENTRAL NETWORKS EAST PLC

By:	/s/ John Crackett

Director:

Director:

CENTRAL NETWORKS WEST PLC

By:	/s/ John Crackett

Director:

Director:

The Common Seal of
DEUTSCHE TRUSTEE COMPANY LIMITED
was affixed to this Deed
in the presence of:
Associate Director:
/s/ Mr. G M Thompson
Associate Director:
/s/ Mr. G M Thompson